SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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DUCOMMUN INCORPORATED

23301 Wilmington Ave.

Carson, California 90745-6209

(310) 513-7200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 27, 2015

To the Shareholders of

Ducommun Incorporated:

Notice is hereby given that the Annual Meeting of Shareholders of Ducommun Incorporated, a Delaware corporation (the “Corporation”), will be held at the Hyatt Regency, 200 S. Pine Ave., Long Beach, California, on Wednesday, May 27, 2015, at the hour of 9:00 o’clock A.M. for the following purposes:

1. To elect two directors to serve for three-year terms ending in 2018.

2. To provide an advisory vote to approve named executive officer compensation.

3. To consider and act upon a proposed amendment and restatement of the 2013 Stock Incentive Plan to increase by 800,000 the number of shares of Common Stock available thereunder.

4. To ratify the selection of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the Corporation’s fiscal year ending December 31, 2015.

5. To transact any other business that may properly be brought before the meeting or any adjournments or postponements thereof.

April 9, 2015 has been established as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. All shareholders are cordially invited to attend the meeting in person.

To insure your representation at the meeting, please complete and mail your Proxy Card in the return envelope provided, as soon as possible. This will not prevent you from voting in person by completing a ballot at the meeting should you so desire, but will help to secure a quorum and will avoid added solicitation costs. Directions to the Annual Meeting of Shareholders may be obtained by calling the telephone number listed above.

By Order of the Board of Directors

James S. Heiser

Secretary

Carson, California

April 22, 2015

DUCOMMUN INCORPORATED

23301 Wilmington Ave.

Carson, California 90745-6209

(310) 513-7200

PROXY STATEMENT

This Proxy Statement and the 2014 Annual Report to Shareholders are being mailed on or about April 22, 2015 to shareholders of Ducommun Incorporated (the “Corporation”) who are such of record on April 9, 2015, in connection with the solicitation of proxies for use at the Corporation’s Annual Meeting of Shareholders to be held at 9:00 o’clock A.M. on May 27, 2015, or at any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The accompanying proxy is solicited by the Board of Directors (the “Board”) of the Corporation. Solicitation will be made by mail, interview, telephone, facsimile and internet. D. F. King & Co., Inc. has been retained to assist in the solicitation of proxies for which it will be paid a fee of $6,500 plus reimbursement of out-of-pocket expenses. Brokers, nominees, banks and other custodians will be reimbursed for their costs incurred in forwarding solicitation material to beneficial owners. All expenses incident to the proxy solicitation will be paid by the Corporation.

Proxies in the accompanying form will be voted in accordance with the instructions given therein. If the proxy is completed and submitted (and not revoked) prior to the Annual Meeting, but no instructions are given, the proxies will be voted for the election as directors of the Corporation nominees, for approval of the advisory resolution on executive compensation, for approval of the amendment and restatement of the 2013 Stock Incentive Plan, for ratification of the selection of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2015, and in their discretion on such other business as may properly come before the meeting. Any shareholder may revoke his proxy at any time prior to its use by filing with the Secretary of the Corporation a written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

The close of business on April 9, 2015 has been fixed as the record date (the “Record Date”) for the determination of holders of shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Corporation had outstanding 10,984,485 shares (excluding treasury shares) of Common Stock, $.01 par value per share (the “Common Stock”). In the election of directors, holders of Common Stock have cumulative voting rights. Cumulative voting rights entitle a shareholder to a number of votes equal to the number of directors to be elected multiplied by the number of shares held. The votes so determined may be cast for one candidate or distributed among one or more candidates. Votes may not be cast, however, for a greater number of candidates than the number of nominees named herein. On all other matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been obtained. In the election of directors, abstentions and broker non-votes will not be counted. On all other matters, abstentions will be counted, but broker non-votes will not be counted, for purposes of determining whether a proposal has been approved.

In the election of directors, the candidates receiving the highest number of votes will be elected to fill the vacancies on the Board of Directors. The approval of the amendment and restatement of the 2013 Stock Incentive Plan and the ratification of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2015 requires approval by the affirmative vote of a majority of the votes cast.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on May 27, 2015

This Proxy Statement and the 2014 Annual Report to Shareholders are available at www.edocumentview.com/dco.

ITEM 1: ELECTION OF DIRECTORS

Two directors (out of a total of eight) are to be elected at the forthcoming Annual Meeting to serve for three-year terms ending at the Annual Meeting in 2018 and thereafter until their successors are elected and qualified. The nominees for such positions are Gregory S. Churchill and Anthony J. Reardon. In the absence of a contrary direction, proxies in the accompanying form will be voted for the election of the foregoing nominees. Management does not contemplate that any of the nominees will be unable to serve as a director, but if that should occur the person designated in the proxies will cast votes for other persons in accordance with their best judgment. In the event that any person other than the nominees named herein should be nominated for election as a director, the proxy holders may vote for less than all of the nominees and in their discretion may cumulate votes. Should any of the directors whose terms continue past the 2015 Annual Meeting cease to serve as directors prior to the Annual Meeting, the authorized number of directors will be reduced accordingly. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR MESSRS. CHURCHILL AND REARDON.

Directors’ Qualifications

The Board of Directors believes that the Board of Directors, as a whole, should possess a combination of skills, professional experience, and backgrounds necessary to oversee the Corporation’s business. In addition, the Board of Directors believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board of Directors and its Corporate Governance and Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board of Directors’ overall composition and the Corporation’s current and future needs.

The Corporate Governance and Nominating Committee is responsible for developing and recommending Board of Director membership criteria to the Board for approval. The criteria, which are set forth in the Corporation’s Corporate Governance Guidelines, include independent and sound judgment, integrity, the ability to commit sufficient time and attention to Board of Director activities, and the absence of potential conflicts with the Corporation’s interests. In addition, the Corporate Governance and Nominating Committee periodically evaluates the composition of the Board of Directors to assess the skills and experience that are currently represented on the Board of Directors as well as the skills and experience that the Board of Directors will find valuable in the future, given the Corporation’s current situation and strategic plans. While the Corporate Governance and Nominating Committee does not have an explicit policy with respect to diversity, it carefully considers the Board’s diversity of qualifications in terms of industry experience, functional skills, age, governance service on other boards, prior work experience, educational background, and other important considerations. The Corporate Governance and Nominating Committee believes that it is important that Board of Director members represent diverse viewpoints and perspectives in their application of judgment to company matters.

In evaluating director candidates, and considering incumbent directors for renomination to the Board of Directors, the Corporate Governance and Nominating Committee has considered a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments and experience.

The following information is furnished as of April 9, 2015, with respect to the persons who are nominees for election to the Board of Directors, as well as for the other six directors of the Corporation whose terms of office will continue after the 2015 Annual Meeting.

Anthony J. Reardon	Age 64	Director Since 2010	Term Expires 2018
Chairman of the Board and Chief Executive Officer

Mr. Reardon has been Chairman of the Board since 2012 and Chief Executive Officer since 2010. Mr. Reardon was President from 2008 to 2013, President of Ducommun AeroStructures, Inc. from 2002 to 2007, and Senior Vice President Business Management of Ducommun AeroStructures, Inc. from 2001 to 2002. As the current Chief Executive Officer of the Corporation, Mr. Reardon provides management’s perspective in Board discussions about the business and strategic direction of the Corporation, and has detailed knowledge of all aspects of the Corporation’s current operations and business.

Richard A. Baldridge	Age 56	Director Since 2013	Term Expires 2017
President and Chief Operating Officer, ViaSat, Inc.

Mr. Baldridge is the President and Chief Operating Officer of ViaSat, Inc. Mr. Baldridge was previously the Executive Vice President and Chief Financial Officer of ViaSat, Inc. and a senior executive of Hughes Information Systems. As the President and Chief Operating Officer of a leading provider of satellite communications systems and services and secure networking systems, Mr. Baldridge contributes to the Board broad operational and financial experience and an understanding of the defense markets served by the Corporation’s business.

Board Committees: Corporate Governance and Nominating

Joseph C. Berenato	Age 68	Director Since 1997	Term Expires 2017
Retired Chairman of the Board, President and Chief Executive Officer

Mr. Berenato was Chairman of the Board from 1999 to 2012, Chief Executive Officer from 1997 to 2009, President from 1997 to 2007, and Chief Financial Officer from 1991 to 1996. Mr. Berenato presently is a Director or Trustee of six mutual funds in the American Funds Family managed by Capital Research & Management Company. As the former Chief Executive Officer of the Corporation, Mr. Berenato provides the Board with a thorough understanding of the strategic direction of the Corporation and has experience in all aspects of the Corporation’s business.

Gregory S. Churchill	Age 57	Director Since 2013	Term Expires 2018
Retired Executive Vice President, International and Service Solutions, Rockwell Collins, Inc.

Mr. Churchill is the retired Executive Vice President, International and Service Solutions, of Rockwell Collins, Inc. Mr. Churchill was previously the Executive Vice President and Chief Operating Officer, Government Systems, and the Vice President and General Manager, Business and Regional Systems, of Rockwell Collins, Inc. As a senior executive of one of the premier communications and aviation electronics suppliers for commercial and military customers worldwide, Mr. Churchill brings to the Corporation a thorough understanding of key customers, as well as major defense and commercial aerospace electronics markets served by the Corporation’s business.

Board Committees: Compensation

Robert C. Ducommun	Age 63	Director Since 1985	Term Expires 2016
Business Advisor

Mr. Ducommun is a Business Advisor. Mr. Ducommun was previously the Chief Financial Officer for several private companies and a management consultant with McKinsey & Company. As a former management consultant and Chief Financial Officer, Mr. Ducommun brings to the Board substantial financial acumen and leadership in setting the strategic direction for the Corporation.

Board Committees: Corporate Governance and Nominating (Chairman) and Audit

Dean M. Flatt	Age 64	Director Since 2009	Term Expires 2016
Retired President, Defense & Space, Honeywell International, Inc.

Mr. Flatt is the retired President, Defense & Space of Honeywell International, Inc. Mr. Flatt was previously President, Aerospace Electronic Systems and President, Performance Materials of Honeywell International, Inc. Mr. Flatt is a Director of Curtiss-Wright Corporation. As the former President of several divisions of one of the world’s largest avionics manufacturers, Mr. Flatt contributes to the Board diverse operational experience and understanding of technologies relevant to the Corporation’s business.

Board Committees: Audit and Compensation (Chairman)

Jay L. Haberland	Age 64	Director Since 2009	Term Expires 2016
Retired Vice President, United Technologies Corporation

Mr. Haberland is the retired Vice President, Business Controls of United Technologies Corporation. Mr. Haberland was previously the Chief Financial Officer of Sikorsky Aircraft Corporation, a subsidiary of United Technologies Corporation, and Vice President, Controller and Chief Accounting Officer of United Technologies Corporation. Mr. Haberland is a Director of Wesco Aircraft Holdings, Inc. As the former Chief Financial Officer of one of the world’s largest helicopter manufacturers and the Chief Accounting Officer of a world-wide diversified manufacturer, Mr. Haberland is a certified public accountant and provides the Board with significant expertise in financial and accounting matters, as well as substantial international experience.

Board Committees: Audit (Chairman)

Robert D. Paulson	Age 69	Director Since 2003	Term Expires 2017
Chief Executive Officer, Aerostar Capital LLC

Mr. Paulson is the Chief Executive Officer of Aerostar Capital LLC, a private equity firm. Mr. Paulson has been a management consultant for the aerospace industry for over 30 years, and was previously a senior partner with McKinsey & Company. Mr. Paulson is a Director of Wesco Aircraft Holdings, Inc. As a long-time consultant and investor in the aerospace industry, Mr. Paulson contributes to the Board substantial experience in developing and executing business strategies, as well as experience in the acquisition of businesses.

Board Committees: Compensation and Corporate Governance and Nominating

Lead Director

The Board of Directors met six times in 2014. All incumbent directors attended seventy-five percent or more of the meetings of the Board of Directors and Committees of the Board which were held while they were a director during 2014. The Corporation strongly encourages all directors to attend the Annual Meeting of Shareholders, and all of the directors attended the 2014 Annual Meeting of Shareholders. The Corporation has instituted a policy of holding regularly scheduled executive sessions of non-management directors to follow each regularly scheduled meeting of the full Board of Directors. Additional executive sessions of non-management directors may be held from time to time as required. The director serving as the presiding director during executive sessions currently is Mr. Paulson, the lead director of the Board of Directors.

Each of the persons named above was elected by the shareholders at a prior annual meeting. The Board of Directors has determined that Messrs. Baldridge, Churchill, Ducommun, Flatt, Haberland and Paulson do not have any relationship with the Corporation other than in connection with their service as directors and meet the independence standards of the New York Stock Exchange’s listing standards.

COMPENSATION OF DIRECTORS

Description of Director Compensation

Directors who are not employees of the Corporation or a subsidiary are paid an annual retainer and a fee for each meeting of a committee of the Board of Directors they attend as follows:

Board Retainer		Committee Chairman Retainer			Lead Director Retainer	Committee Meeting Fee
Cash	Stock-Based(1)	Audit	Compensation	Corp. Gov.
$50,000	$60,000	$12,500	$10,000	$7,500	$20,000	$1,750

(1)	Restricted stock units for a number of shares (rounded to the nearest 100 shares) equal to the stated dollar amount divided by the average closing price of the Corporation’s Common Stock on the New York Stock Exchange on the five trading days immediately preceding the date of grant.

Under the Directors Deferred Income and Retirement Plan, a director may elect to defer payment of all or part of his or her fees for service as a director until the director retires from service on the Board of Directors. Deferred directors’ fees may be notionally invested, at the election of the director, in a fixed interest account or a phantom stock account which tracks the Common Stock of the Corporation with dividends (if any), and will be paid with earnings thereon following the retirement of the director. Upon retirement, Mr. Ducommun will receive the annual retainer fee of $25,000, which was in effect in 2009, for life or for a period of years equal to his service as a director prior to 1997 (when the accrual of additional years of service was terminated), whichever is shorter, provided that he retires after the age of 65, and is not an employee of the Corporation when he retires.

2014 Director Compensation Table

The following table presents the compensation earned or paid by the Corporation to the non-employee directors for the fiscal year ended December 31, 2014.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
Joseph C. Berenato	50,000	60,250	0	110,250
Richard A. Baldridge	51,750	60,250	0	112,000
Gregory S. Churchill	57,000	60,250	0	117,250
Robert C. Ducommun	75,000	60,250	9,912	135,250
Dean M. Flatt	84,750	60,250	0	145,000
Jay L. Haberland	80,000	60,250	0	140,250
Robert D. Paulson	78,750	60,250	0	139,000

(1)	At December 31, 2014, (a) 2,500 restricted stock units were outstanding for each of Messrs. Baldridge, Berenato, Churchill, Ducommun, Flatt, Haberland and Paulson, and (b) 55,000 stock options were outstanding for Mr. Berenato (which were awarded when he was an officer of the Corporation).
(2)	These amounts represent the aggregate grant date fair value of stock awards granted in 2014 as calculated pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718. The methodology and assumptions used in the valuation of stock awards are contained in footnote 9 to the Corporation’s financial statements included in Form 10-K for the year ended December 31, 2014.
(3)	In 2014, each director was granted restricted stock units for 2,500 shares of Common Stock.

Director Stock Ownership Policy

The Board of Directors has adopted a stock ownership policy covering all non-employee directors. Under the policy, non-employee directors must acquire and hold shares of the Corporation’s common stock equal in value to at least three times the annual cash and stock retainer paid to all non-employee directors. Non-employee directors have five years from the later of the adoption of the policy or their initial election to meet this stock ownership guideline. All directors are in compliance or have additional time in which to comply with the stock ownership guideline.

BOARD LEADERSHIP STRUCTURE

The Corporation’s Chairman of the Board and Chief Executive Officer is Anthony J. Reardon. The Board of Directors believes that strong, independent leadership and oversight of management is an important component of an effective Board of Directors. In this regard, the Board has elected Robert D. Paulson as the independent lead director with leadership authority and responsibilities. Mr. Paulson, together with the other members of the Board of Directors, review the agenda for all Board meetings, and Mr. Paulson sets the agenda for and leads all executive sessions of the independent directors and provides consolidated feedback from those meetings to the Chairman and the Chief Executive Officer. The Board of Directors regularly meets in executive session without management present following each Board meeting and outside of regularly scheduled Board meetings on key issues as required. The lead director’s responsibilities and authority include:

•	coordinating the activities of the independent directors;

•	presiding at meetings of the Board of Directors at which the Chairman and the CEO are not present, including executive sessions of the independent directors;

•	setting the agenda for and leading non-management and independent director sessions held by the Board regularly, and briefing the Chairman and the CEO on any issues arising from those sessions;

•	having the authority to call executive sessions of the independent directors;

•	serving as a liaison between the Chairman and the CEO and the independent directors;

•	advising on the flow of information sent to the Board of Directors, and reviewing the agenda, materials and schedule for Board meetings; and

•	being available for consultation and communication with major shareholders as appropriate.

The independent members of the Board of Directors have determined that having the same person serve as Chairman and Chief Executive Officer provides a more efficient leadership structure for the Corporation when combined with an active lead director to assure the quality of the Corporation’s governance. In the future, however, the roles of Chairman and CEO may be filled by the same or different individuals. This flexibility allows the Board of Directors to determine the best governance structure for the Corporation based upon the Corporation’s needs and the Board of Directors’ assessment of the Corporation’s leadership from time to time. The Board of Directors periodically reviews the structure of Board and Corporation leadership as part of the succession planning process.

THE BOARD’S ROLE IN RISK OVERSIGHT

The Board of Directors oversees risk management as a whole and through its Committees. The Board regularly reviews information regarding, and risks associated with, the Corporation’s operations and liquidity.

While the full Board of Directors has the ultimate oversight responsibility for the risk management process, various Board Committees also have responsibilities for risk management in certain areas. In particular, the Audit Committee reviews risks related to financial reporting and internal controls. The Audit Committee also, at least annually, reviews and assesses enterprise-wide risks and risk mitigation plans implemented by management. Management regularly reports on each such risk to the Audit Committee or the full Board of Directors, as appropriate, and additional review or reporting on enterprise risks is conducted as needed or as requested by the

Board of Directors or the Audit Committee. The Compensation Committee reviews the Corporation’s overall compensation programs and their effectiveness in aligning executive pay with performance in the interests of shareholders. The Corporate Governance and Nominating Committee reviews and makes recommendations to the Board concerning the Corporation’s leadership structure and director independence.

The Compensation Committee reviews the risks associated with the Corporation’s compensation policies and practices for executive officers and employees generally. The Compensation Committee did not identify any risks arising from these policies and practices which are reasonably likely to have a material adverse effect on the Corporation. In the course of its review, the Compensation Committee considered various features of the compensation policies and practices that discourage excessive risk taking, including, but not limited to, the following:

•	An appropriate compensation philosophy based on peer group and other market compensation data,

•	An effective balance between cash and equity-based compensation,

•	An appropriate mix of short and longer-term performance measures, and

•	Financial and non-financial performance measurements, together with Compensation Committee and management discretion to adjust compensation appropriately.

COMMITTEES OF THE BOARD OF DIRECTORS

The Corporation has standing Audit, Compensation, and Corporate Governance and Nominating Committees. The members of each of the Committees are listed above under “Directors’ Qualifications.”

The Audit Committee, which met formally ten times during 2014, oversees the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Corporation’s internal audit function and the Corporation’s independent auditor. The Audit Committee is governed by a charter which was adopted by the Board of Directors, and which is attached to this Proxy Statement as Appendix A. The Corporation’s securities are listed on the New York Stock Exchange and are governed by its listing standards. All of the members of the Audit Committee meet the independence standards of the New York Stock Exchange’s listing standards. The Board of Directors has determined that Mr. Haberland, the chairman of the Audit Committee, is an audit committee financial expert as such term is defined under the regulations of the Securities and Exchange Commission (“SEC”).

The Compensation Committee, which met formally four times during 2014, reviews and approves compensation for executive officers, grants stock options and other stock-based awards, administers stock option and stock-based award programs, reviews and recommends retirement plans, reviews and approves employment agreements and severance arrangements for executive officers, and oversees the evaluation of management of the Corporation. All of the members of the Compensation Committee meet the independence standards of the New York Stock Exchange’s listing standards.

The Corporate Governance and Nominating Committee, which met formally one time during 2014, reviews and recommends to the Board of Directors the nominees for election as directors of the Corporation and oversees the corporate governance of the Corporation. All of the members of the Corporate Governance and Nominating Committee meet the independence standards of the New York Stock Exchange’s listing standards.

The charters of each of the committees of the Board of Directors and the Corporation’s Corporate Governance Guidelines are available on the Corporation’s website at www.ducommun.com and are available in writing upon the written request of any shareholder of the Corporation. Such requests should be addressed to Ducommun Incorporated, 23301 Wilmington Ave., Carson, CA 90745-6209, Attn: James S. Heiser, Secretary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2014, no member of the Compensation Committee of the Board of Directors was or had been an officer or employee of the Corporation, or had any relationship requiring disclosure hereunder. During 2014, no executive officer of the Corporation served as a member of the Compensation Committee or as a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors or as a director of the Corporation.

NOMINATING PROCESS

The Corporate Governance and Nominating Committee will consider director candidates recommended by security holders of the Corporation, provided that any security holder recommending a director candidate must have beneficially owned more than five percent (5%) of the Corporation’s voting common stock continuously for at least one (1) year as of the date the recommendation is made and any such security holder may submit the name of only one person each year for consideration as a director candidate. All such security holders’ recommendations of director candidates must be submitted to the Secretary of the Corporation in writing no later than October 31 of the year preceding the annual meeting of shareholders, and must include (i) the full name, address and Social Security number of the director candidate recommended, (ii) the full name, address and taxpayer identification number of each of the security holders, and (iii) an affidavit of each of the security holders that they satisfy the minimum beneficial ownership of common stock requirements set forth above. The Corporate Governance and Nominating Committee considers and evaluates candidates recommended by security holders in the same manner that it considers and evaluates other director candidates.

The Corporate Governance and Nominating Committee believes that all Committee-recommended nominees for election as a director of the Corporation must, at a minimum, have (i) diverse expertise, business experience, sound judgment and a record of accomplishment in areas relevant to the Corporation’s business activities, (ii) unquestionable integrity, (iii) commitment to representing the interests of the Corporation’s shareholders, (iv) willingness to devote sufficient time, energy and attention to carrying out their duties and responsibilities effectively, and (v) willingness to serve on the Board for an extended period of time. In identifying candidates to serve on the Board of Directors, the Corporate Governance and Nominating Committee first determines the evolving needs of the Board of Directors, taking into account such factors as it deems appropriate, including the current composition of the Board of Directors, the range of talents, experiences and skills that would best complement those already represented on the Board of Directors, the balance of management and independent directors and the need for financial or other specialized expertise, as discussed in greater detail above under “Directors’ Qualifications.”

The Corporate Governance and Nominating Committee also believes that at least a majority, and preferably two-thirds, of the Corporation’s directors must be independent under the NYSE rules, and that at least one member of the Board of Directors must be an “audit committee financial expert” as defined by SEC rules. All persons to be considered for nomination as a director of the Corporation by the Corporate Governance and Nominating Committee must complete a questionnaire, provide such additional information as the Corporate Governance and Nominating Committee may request, and meet in person with directors of the Corporation.

SECURITY HOLDERS AND OTHER INTERESTED PARTIES

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Security holders and other interested parties may communicate with the Corporation’s Board of Directors in writing by mail, addressed to Board of Directors, Ducommun Incorporated, 23301 Wilmington Ave., Carson, CA 90745-6209. Persons wishing to communicate with the Board of Directors should include their full name and address. Security holders and other interested parties wishing to communicate with the Board of Directors should also include the number of shares of common stock beneficially owned, and the name of the record holder of the common stock if different from themselves (e.g., the name of any broker or bank holding the stock). The Corporation intends to forward all communications from security holders and other interested parties in the manner described above to the Corporate Governance and Nominating Committee members, who will then determine whether the communications should be distributed to the entire Board of Directors of the Corporation. If the Board of Directors of the Corporation receives a substantial number of communications from security holders and other interested parties, the Corporate Governance and Nominating Committee may delegate to the general counsel of the Corporation the screening of these communications to remove solicitations and communications unrelated to the Corporation’s business. Should shareholders or other interested parties desire to communicate with the Corporation’s presiding director or non-management directors as a group, such communications should be addressed to either the presiding director or the non-management directors at the address set forth above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Corporation’s officers and directors, and persons who own more than 10% of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish copies of such forms to the Corporation. Based solely on a review of the copies of such forms furnished to the Corporation, and on written representations that no Form 5’s were required, the Corporation believes that during its past fiscal year all of its officers, directors and greater than 10% owners complied with the filing requirements of Section 16(a) except that Mr. Haberland failed to report timely one transaction on one Form 4 that was subsequently filed.

CODE OF ETHICS

The Corporation has adopted a Code of Ethics for Senior Financial Officers and a Code of Business Conduct and Ethics, the text of each of which is posted on the Corporation’s website at www.ducommun.com and is available in writing upon the written request of any shareholder of the Corporation. Such requests should be addressed to Ducommun Incorporated, 23301 Wilmington Ave., Carson, CA 90745-6209, Attn: James S. Heiser, Secretary.

EXECUTIVE OFFICERS

Anthony J. Reardon	Age 64

Mr. Reardon has served as Chairman of the Board since 2012 and Chief Executive Officer since 2010. For additional information on Mr. Reardon, see ITEM 1: ELECTION OF DIRECTORS, “Directors’ Qualifications” on page 2.

Joel H. Benkie	Age 58

Mr. Benkie has served as President since 2014 and Chief Operating Officer since 2012. Mr. Benkie was Executive Vice President from 2012 to 2013. Mr. Benkie was previously Group Vice President of Operations of Parker Aerospace, a unit of Parker Hannifin Corporation.

Joseph P. Bellino	Age 64

Mr. Bellino has served as Vice President, Chief Financial Officer and Treasurer since 2008. Mr. Bellino was previously Executive Vice President and Chief Financial Officer of Kaiser Aluminum Corporation.

Douglas L. Groves	Age 53

Mr. Groves has served as Vice President and Chief Accounting Officer since 2013. Mr. Groves was previously Corporate Vice President and Chief Information Officer of Beckman Coulter, Inc., and prior to that was Vice President of Finance for the North American operations of Beckman Coulter, Inc.

James S. Heiser	Age 58

Mr. Heiser has served as Vice President since 1990, General Counsel since 1988 and Secretary since 1987.

Kathryn M. Andrus	Age 46

Ms. Andrus has served as Vice President, Internal Audit since 2008. Ms. Andrus was previously Director of Internal Audit.

Rosalie F. Rogers	Age 53

Ms. Rogers has served as Vice President, Human Resources since 2008. Ms. Rogers was previously Vice President, Human Resources of Ducommun AeroStructures, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below show the name and address of the beneficial owners, amount and nature of beneficial ownership and percentage ownership of persons or groups known by the Corporation to be the beneficial owners of 5% or more of the outstanding shares of Common Stock as of December 31, 2014 except for Mr. Ducommun who is shown as of April 9, 2015. The tables below also show the name, amount and nature of beneficial ownership and percentage ownership of each director and nominee for director, each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group as of April 9, 2015. Unless otherwise indicated, such shareholders have sole voting and investment power (or share such power with their spouse) with respect to the shares set forth in the tables. The Corporation knows of no contractual arrangements which may at a subsequent date result in a change in control of the Corporation.

For the purposes of the tables, beneficial ownership of shares has been determined in accordance with Rule 13d-3 of the SEC, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire ownership thereof within 60 days. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements.

Security Ownership of Certain Beneficial Owners

Name and Address of Shareholders	Number of Shares		Percentage of Class
Robert C. Ducommun	582,379	(1)	5.3%
1155 Park Avenue New York, NY 10128

BlackRock, Inc	858,494	(2)	7.8%
55 E. 52nd St. New York, NY 10055

Dimensional Fund Advisors LP	918,883	(3)	8.4%
Building One 6300 Bee Cave Road Austin, TX 78746

RBC Global Asset Management (U.S.) Inc.	1,129,006	(4)	10.3%
100 S. Fifth St., Suite 2300 Minneapolis, MN 55402

(1)	The number of shares includes (i) 50,000 shares held by a foundation of which Mr. Ducommun is an officer, as to which he disclaims any beneficial interest, (ii) 111,929 shares as to which Mr. Ducommun has been granted a proxy to exercise voting power by his sister, Electra D. de Peyster, (iii) a total of 2,050 shares owned by Mr. Ducommun’s wife and daughter, and (iv) 5,000 shares held in an IRA for the benefit of himself. Mr. Ducommun has sole voting and sole investment power as to 418,400 shares, shared voting power as to 111,929 shares and shared investment power as to 52,050 shares.
(2)	The information is based on a Schedule 13G filed with the SEC dated January 12, 2015. BlackRock, Inc. has sole voting power as to 843,468 shares and sole investment power as to 858,494 shares.
(3)	The information is based on a Schedule 13G filed with the SEC dated February 5, 2015. Dimensional Fund Advisors LP has sole voting power as to 882,172 shares and sole investment power as to 918,883 shares.
(4)	The information is based on a Schedule 13G filed with the SEC dated February 3, 2015. RBC Global Asset Management (U.S.) Inc. has shared voting power as to 702,108 shares, and shared investment power as to 1,129,006 shares.

Security Ownership of Directors and Management

Percentage of Class	Number of Shares(1)(2)	Percentage of Class
Joseph C. Berenato(3)	102,494	*
Richard A. Baldridge	2,600	*
Gregory S. Churchill	2,600	*
Robert C. Ducommun	582,379	5.3%
Dean M. Flatt	11,400	*
Jay L. Haberland	12,322	*
Robert D. Paulson	36,067	*
Anthony J. Reardon	133,492	1.2%
Joseph P. Bellino	34,367	*
Joel H. Benkie	24,882	*
Douglas L. Groves	7,891	*
James S. Heiser	33,214	*
All Directors and Executive Officers as a Group (14 persons)	1,032,432	9.2%

*	Less than one percent.
(1)	The number of shares includes the following shares that may be purchased within 60 days after April 9, 2015 by exercise of outstanding stock options: 55,000 by Mr. Berenato, 55,375 by Mr. Reardon, 19,750 by Mr. Bellino, 17,500 by Mr. Benkie, 4,500 by Mr. Groves, 21,625 by Mr. Heiser, and 214,375 by all directors and executive officers as a group. The number of shares for Mr. Berenato includes 24,750 held in an IRA for the benefit of himself and 6,950 held in trust for the benefit of his children.
(2)	See the information set forth in Note 1 to the table under “Security Ownership of Certain Beneficial Owners.”
(3)	The number of shares for Mr. Berenato excludes 18,739 shares owned by his wife as her separate property as to which Mr. Berenato does not have voting power or investment power.

ITEM 2: ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE COMPENSATION

We are asking shareholders to approve an advisory resolution on the Corporation’s named executive compensation as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	Provide competitive levels of compensation that relate pay to the achievement of the Corporation’s financial goals;

•	Recognize individual initiative and performance;

•	Assist the Corporation in attracting and retaining qualified executives; and

•	Create a pay-for-performance compensation approach to align executive interests with shareholder interests.

Our pay-for-performance compensation approach consists of a mix of shorter-term and longer-term incentive compensation, including annual cash bonuses, stock options vesting in annual increments over four years, and performance stock units vesting at the end of three-year performance periods. As a result of the emphasis on pay-for-performance, as reflected in the Summary Compensation Table and other tables below in 2014:

•	Over 60% of total compensation for the chief executive officer was based on performance; and

•	Approximately 45-52% of total compensation of the other named executive officers, depending on position, was based on performance.

We urge shareholders to read the “Compensation Discussion and Analysis” below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, appearing on pages 12 through 27, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our executive officers reported in this proxy statement has supported and contributed to the Corporation’s success.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2015 Annual Meeting of Shareholders:

RESOLVED, that the shareholders of Ducommun Incorporated (the “Corporation”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2015 Annual Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program. At the 2011 Annual Meeting, the Company’s shareholders approved, on an advisory basis, that future advisory resolutions on the Corporation’s named executive officer compensation be conducted every year. The Company considered the outcome of this advisory vote and determined that the Company will conduct annual “say-on-pay” resolutions until the next advisory shareholder vote on this matter is required under Section 14A of the Exchange Act, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interest of the Company’s shareholders. Thus, the next advisory resolution on the Corporation’s named executive officer compensation is expected to take place at the Company’s 2016 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ITEM 2.

COMPENSATION OF EXECUTIVE OFFICERS

2014 Compensation Discussion and Analysis

Overview

Compensation awarded to, earned by, or paid to the Corporation’s executive officers during 2014, who are listed in the tables below (the “named executive officers”), consisted principally of the following:

•	Salary paid on a bi-weekly basis,

•	Annual cash bonus usually paid in the first quarter of the following year (but delayed for 2014 until the second quarter of 2015),

•	Nonqualified stock options, which are granted each year and vest over the subsequent four years,

•	Performance stock units, which are granted each year and vest based on the Corporation’s performance over the subsequent three-year performance period, and

•	Restricted stock units, which are granted each year and vest over the subsequent three years.

The Corporation’s financial performance was the most significant factor affecting compensation of the named executive officers in 2014. Such performance affected compensation as follows:

•

Annual cash bonuses were awarded under the 2014 Bonus Plan in recognition of: (i) net sales approximately equaling the target in the 2014 Bonus Plan, (ii) net income, as adjusted, exceeding the target in the 2014 Bonus Plan, and (iii) cash flow from operations, as adjusted, exceeding the target in the 2014 Bonus Plan. Actual and target net sales, adjusted net income and adjusted cash flow from operations, were as follows for purposes of the 2014 Bonus Plan:

	(in $ millions) 2014 Bonus Plan
	Target	Actual
Net Sales	742	742
Net Income (as adjusted)(1)	17.5	20.3
Cash Flow from Operations (as adjusted)(1)	38.2	53.8

(1)	Actual 2014 net income and cash flow from operations were adjusted to add back $0.4 million, net of taxes, in 2014 for transaction-related expenses.

•

Performance stock units vested with respect to the three-year performance period from January 1, 2012 to December 31, 2014 at approximately 51% of target in recognition that (i) the Corporation achieved diluted earnings per share above the threshold only in 2014, and (ii) the Corporation achieved reductions in its leverage ratio at levels lower than the threshold in 2012 and 2013 and lower than the target in 2014.

The Corporation provided shareholders a “say-on-pay” advisory vote to approve its executive compensation in 2014, as required under Section 14A of the Exchange Act. At the 2014 Annual Meeting, shareholders expressed substantial support for the compensation of the Corporation’s named executive officers, with over 90% of the votes cast (excluding abstentions) in approval of the “say-on-pay” advisory vote. The Compensation Committee carefully evaluated the results of the 2014 advisory vote in connection with its evaluation of the Company’s executive compensation programs more generally. Ultimately, the Compensation Committee did not make any material changes to the Company’s executive compensation program and policies as a result of the 2014 “say-on-pay” vote.

The Corporation has entered into key executive severance agreements with each of the named executive officers and all of the executive officers are covered by the Corporation’s severance practices. Compensation paid to executive officers other than salary, bonus and stock awards is not material. The Corporation generally does not provide any pension, profit sharing or other similar retirement benefits, or many of the executive perquisites typically provided by other companies to their senior executives.

Decisions relating to compensation of the Corporation’s executive officers generally are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is an independent director of the Corporation.

Each element of compensation of the chief executive officer is set by the Compensation Committee. Each element of compensation of the other named executive officers is recommended by the chief executive officer and reviewed and approved by the Compensation Committee.

Compensation Objectives

The Corporation’s compensation programs are designed to provide competitive levels of compensation that relate pay to the achievement of the Corporation’s financial goals, recognize individual initiative and performance, and assist the Corporation in attracting and retaining qualified executives. The Corporation intends for overall compensation of the named executive officers to be at levels that are broadly competitive with other companies of similar size and complexity of operations.

The Corporation’s philosophy in the compensation of its named executive officers is oriented towards a pay-for-performance approach. In 2014, as reported in the Summary Compensation Table and other tables below, performance-based compensation (defined, for this purpose, as all compensation contingent on the achievement of performance goals and/or increases in the Corporation’s stock price), both at target and as actually paid, represented a significant percentage of the total compensation of each of the named executive officers:

Performance-Based Compensation as % of Total Compensation in 2014
	Actual	Target
Chief Executive Officer	~ 60%	~ 60%
Other Named Executive Officers	~ 45-52%	~ 45-55%

Significant elements of total compensation of the named executive officers that are performance based are as follows:

•

Annual cash bonuses are designed to reward the achievement of annual financial goals. In particular, annual cash bonuses are based on the Corporation’s actual financial performance compared to targets for net sales, adjusted net income and adjusted cash flow from operations, and on the individual performance of the named executive officers.

•

Nonqualified stock options are designed to reward the achievement of long-term growth in the Corporation’s stock price. Nonqualified stock options are granted at 100% of the closing price of the Corporation’s stock on the New York Stock Exchange on the date of grant, and vest in annual increments over a period of four (4) years. Stock options will have value to the named executive officers only to the extent of any increase in the Corporation’s stock price over the price on the date of grant.

•

Performance stock units are designed to reward the achievement of long-term growth in the Corporation’s adjusted diluted earnings per share and long-term reduction in the Corporation’s leverage. Performance stock units generally vest at the end of the three-year performance period depending on the Corporation’s performance relative to the performance metrics.

The Corporation does not target any specific mix of cash versus non-cash compensation or immediate payout versus long-term compensation for its named executive officers. Instead, each element of compensation

(salary, annual cash bonus and stock-based compensation) is paid or awarded in amounts which are each intended to be market competitive and consistent with the principles described above and internal pay equity within the Corporation.

Compensation Consultant and Benchmarking

The Compensation Committee retained Aon Hewitt (“Aon”), a division of Aon Corporation, as an independent compensation consultant directly reporting to the Compensation Committee. Aon did not provide any other services to the Corporation in 2014 other than those services with respect to the amount and form of executive compensation provided to the Compensation Committee. The Compensation Committee has reviewed the independence of Aon and completed an assessment of any potential conflicts of interest raised by Aon’s work for the Compensation Committee by considering the following six factors and other factors it deemed relevant: (i) the provision of other services to the Corporation by Aon; (ii) the amount of fees received from the Corporation by Aon, as a percentage of the total revenue of Aon; (iii) the policies and procedures of Aon that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the relevant Aon consultants with a member of the Compensation Committee; (v) any Corporation stock owned by the Aon consultants; and (vi) any business or personal relationship of the Aon consultants or Aon with any of the Corporation’s executive officers, and concluded that Aon is independent and there are no such conflicts of interest.

The Compensation Committee generally has its compensation consultant prepare a formal executive compensation assessment every two to three years or more frequently in the event of any material change in the Corporation’s size, business or operations. For 2014, the Compensation Committee used as a baseline an executive compensation assessment prepared by Aon in late 2013 as described below. The Compensation Committee then made changes to the compensation of the named executive officers in 2014 to the extent described below.

In 2013, Aon assessed the Corporation’s executive compensation compared to a peer group and published compensation survey data, and made recommendations as appropriate for changes in the Corporation’s executive compensation program (“Aon’s compensation assessment”). The peer group consisted of thirteen (13) aerospace and defense companies selected by Aon and the Compensation Committee. The peer group companies had median annual sales of $1.4 billion and 25th percentile sales of $890 million in the most recent fiscal year as of the date of Aon’s compensation assessment. The Corporation’s sales were $736 million in 2013 at the time of Aon’s compensation assessment. As discussed below, the Corporation generally targets the 25th percentile of the peer group data in assessing and establishing compensation for the named executive officers. The peer group consisted specifically of the following:

• Astronics Corporation	• Kaman Corporation

• Cubic Corporation	• Kratos Defense & Security Solutions, Inc.

• Curtiss-Wright Corporation	• LMI Aerospace, Inc.

• Esterline Technologies Corporation	• Sypris Solutions, Inc.

• GenCorp Inc.	• Teledyne Technologies, Inc.

• Heico Corporation	• Transdigm Group, Inc.

• Hexcel Corporation

The peer group used in Aon’s compensation assessment in 2013 reflected changes from the peer group used in Aon’s prior compensation assessment in 2011 as follows:

•	Ceradyne, Inc., was removed due to its acquisition,

•	AAR Corporation, Moog Inc., and Triumph Group, Inc., were removed due to their annual sales being substantially higher than the Corporation’s annual sales, and

•	Astronics Corporation, LMI Aerospace, Inc., and Sypris Solutions, Inc., were added as aerospace and defense companies with annual sales more closely comparable to the Corporation’s annual sales.

In addition, Aon’s compensation assessment compared the Corporation’s executive compensation to compensation survey data for general industry and manufacturing industry companies with annual revenues between $500 million and $1 billion, based on the advice of Aon that such compensation survey data would provide a reasonable basis for benchmarking the Corporation’s executive compensation. The compensation survey data consisted of reports and databases supplied by Hewitt Associates, Towers Watson and Mercer Human Resource Consulting. While aggregate information was provided, the individual component companies included in the survey data were not disclosed to the Compensation Committee.

With respect to the chief executive officer, the chief financial officer and the general counsel, the Compensation Committee reviewed and continues to rely upon both the peer group data and the compensation survey data. With respect to the other executive officers, the number of positions in the peer group data was considered insufficient and the Compensation Committee relied (and continues to rely) to a greater extent on the compensation survey data included in Aon’s compensation assessment. In reviewing the peer group data and the compensation survey data, the Compensation Committee evaluated the relative percentile ranking of the chief executive officer and the other executive officers with respect to salary, total cash compensation, and total compensation. In connection with this evaluation, the Compensation Committee determined the appropriate levels of salary, total cash compensation and total compensation with reference to the 25th percentile of the peer group data (which had annual revenues of approximately $900 million) and the 50th percentile for the compensation survey data (which had annual revenues of approximately $750 million). The Compensation Committee also considers each named executive officer’s scope of responsibility, years of experience, demonstrated performance and marketability, and impact level within the Corporation relative to other executives in making compensation decisions.

In late 2014, the Compensation Committee retained Towers Watson as an independent compensation consultant directly reporting to the Compensation Committee for the purpose of assessing and making recommendations with respect to compensation of the named executive officers in 2015. Towers Watson’s compensation assessment included a comparison of the Corporation’s executive compensation to a peer group of 15 aerospace and defense companies selected by Towers Watson and the Compensation Committee. The peer group, which will be used in connection with executive officer compensation in 2015, consisted specifically of the following:

• Astronics Corporation	• Kaman Corporation

• Barnes Group Inc.	• Kratos Defense & Security Solutions, Inc.

• CIRCOR International, Inc.	• LMI Aerospace, Inc.

• Cubic Corporation	• Sparton Corporation

• Esterline Technologies Corporation	• Sypris Solutions, Inc.

• GenCorp Inc.	• Teledyne Technologies, Inc.

• Heico Corporation	• Transdigm Group, Inc.

• Hexcel Corporation

Salaries

The Corporation pays salaries to its named executive officers in consideration of the performance of specific roles and responsibilities and competitive market practices. In establishing the salaries for the named executive officers in 2014, the Compensation Committee considered Aon’s compensation assessment of base salary levels which indicated that the base salary of the chief executive officer and the other named executive officers was generally consistent with the 25th percentile of the peer group data and the 50th percentile of the compensation survey data. As a result, the Compensation Committee determined that, effective March 2014, the base salary of the chief executive officer and the other named executive officers (except for Mr. Benkie) would be increased on average by approximately 3% (which was the percentage Aon advised was being budgeted for executive salary increases in 2014 in the aerospace, durable goods manufacturing and general industry companies). In the case of Mr. Benkie, the Compensation Committee determined to increase his base salary by approximately 20%, effective January 2014, upon his promotion to president, as well as chief operating officer, of the Corporation, consistent generally with the 50th percentile of the compensation survey data for this new position.

Annual Cash Bonuses

Annual cash bonuses are awarded based on the Corporation’s actual financial performance compared to targets (weighted 10% for net sales, 50% for adjusted net income and 40% for adjusted cash flow from operations), and on the individual performance of named executive officers. The Compensation Committee chose net sales, adjusted net income and adjusted cash flow from operations as the performance targets because it believes that growth in these measures is essential to the Corporation’s objective to provide superior long-term total shareholder return. The Compensation Committee approves at the beginning of the year the thresholds, targets and maximums for the financial performance measures and the formula for funding the bonus pool. In 2014, the Compensation Committee adjusted the calculation of net income and cash flow from operations, consistent with the terms of the 2014 Bonus Plan as described above.

Annual cash bonuses were targeted at 70% of salary for the chief executive officer, 60% of salary for the president and chief operating officer, 45% of salary for the chief financial officer and general counsel and 40% of salary for the other named executive officer. In establishing the annual cash bonus target amounts, the Compensation Committee considered the results of Aon’s compensation assessment which indicated that the Corporation’s annual cash bonus target percentages were comparable to or slightly below the 25th percentile of the peer group data and the 50th percentile of the compensation survey data. As a result, the Compensation Committee determined not to make any changes to target bonus percentages.

Annual cash bonuses can range from zero to an upper limit of three times the targeted percentage of salary for each named executive officer. Although the annual cash bonus plan is formula-based, the Compensation Committee has the discretion to award bonuses which differ from the formula-based amounts, including awarding bonuses in excess of the maximum amounts based upon the subjective overall qualitative assessment of an individual’s performance and contributions during the year, the importance of the individual’s position within the Corporation, internal pay equity and retention considerations.

In 2014, the Corporation’s threshold, target and maximum performance goals for net sales, adjusted net income and adjusted cash flow from operations for purposes of funding the 2014 bonus pool, and its actual net sales, adjusted net income and adjusted cash flow from operations were as follows:

	($ millions)
	Weighting	Threshold	Target	Maximum	Actual
Net Sales	10%	705	742	779	742
Net Income (as adjusted)(1)	50%	14.0	17.5	21.0	20.3
Cash Flow from Operations (as adjusted)(1)	40%	30.5	38.2	66.8	53.8

(1)	Actual 2014 net income and cash flow from operations were adjusted to add back $0.4 million, net of taxes, in 2014 for transaction-related expenses.

Annual cash bonuses were awarded under the 2014 Bonus Plan in recognition of: (i) net sales approximately equaling the target in the 2014 Bonus Plan, (ii) net income, as adjusted, exceeding the target in the 2014 Bonus Plan, (iii) cash flow from operations, as adjusted, exceeding the target in the 2014 Bonus Plan and (iv) the individual performance of each named executive officer.

Stock-Based Compensation

Stock-based compensation awards are granted annually to the named executive officers to attract, motivate and retain these employees. Stock options are performance-based since the stock options will have value to the named executive officers only to the extent of any increase in the Corporation’s stock price after the grant date. Performance stock units are performance-based since the performance stock units vest only if the Corporation achieves the specified performance metrics. Restricted stock units are used to provide a direct ownership interest in the Corporation and a long-term incentive for the named executive officers to remain in the employment of the Corporation. In addition, such awards align executive and shareholder interests as they increase in value with stock price appreciation.

The Compensation Committee intends for the preponderance of stock-based compensation to be tied to the long-term financial performance of the Corporation and its stock. Although individual stock-based compensation awards may vary, under current conditions, as a general guideline, the Compensation Committee makes awards so that the percentage of the total value of stock-based compensation each year is allocated approximately as follows:

	Percent of Total Value of Stock Based Compensation
	Stock Options	Performance Stock Units	Restricted Stock Units
Chief Executive Officer	25%	50%	25%
Other Named Executive Officers	30%	40%	30%

In determining the aggregate value of stock-based compensation awards to grant for 2014, the Compensation Committee considered the results of Aon’s compensation assessment as to the value of stock-based compensation awards provided at the 25th percentile of the peer group data and the 50th percentile of the compensation survey data. The Compensation Committee then awarded to the chief executive officer and the other named executive officers in 2014 a number of shares for each type of stock-based compensation award that was generally consistent with the recommendations of Aon as to value and the above chart as to mix of type of stock-based compensation awards. Such decisions were also made after taking into consideration the total stock-based compensation awards made by the Corporation and the number of shares available under the Corporation’s stock incentive plans.

In 2014, the Compensation Committee decided to implement a process whereby all stock-based compensation awards would be awarded at the same time in mid-March of each year. However, stock-based compensation awards may be made at other times in the event of the new hire of an executive officer or a special award to recognize individual performance.

Stock Options

The Compensation Committee establishes the meeting dates and grant dates for stock options and does not determine these dates based on knowledge of material nonpublic information or in response to the Corporation’s stock price. The Corporation granted stock options, which vest over a four-year period, to the named executive officers in 2014 to encourage the named executive officers to work with a long-term view in the interest of shareholders and to reward the achievement of long-term growth in the Corporation’s stock price.

2014 Performance Stock Units

In 2014, performance stock units were awarded which will be earned and become vested based upon the achievement of specific annual performance targets over a three-year performance period (from January 1, 2014 to December 31, 2016). The performance stock units generally will vest at the end of the three-year performance period in amounts from 0% to 200% of the target units depending on the Corporation’s performance relative to two performance metrics during the performance period. These annual performance metrics, which are equally weighted, are: (i) the adjusted diluted earnings per share of the Corporation during each year of the performance period, and (ii) the leverage ratio of the Corporation at the end of each year of the performance period. The number of performance stock units that may vest based on the Corporation’s performance over the three-year performance period is equal to the sum of (i) the vesting percentage determined by reference to the table below with respect to the Corporation’s adjusted diluted earnings per share in each year of the performance period multiplied by the number of target performance stock units, plus (ii) the vesting percentage determined by reference to the table below with respect to the leverage ratio at the end of each year of the performance period multiplied by the target number of performance stock units. The leverage ratio is based on the Corporation’s net debt divided by adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) as defined in the performance stock unit agreements. The performance metrics for performance stock units awarded in 2014 are as follows:

	Adjusted Diluted Earnings Per Share (50% Weighting)			Vesting Percentage of Target Units for Each Year	Leverage Ratio (50% Weighting)			Vesting Percentage of Target Units for Each Year	Three-Year Total
	2014	2015	2016		2014	2015	2016
Threshold	$1.33	$1.33	$1.33	5%	3.75	3.50	3.25	5%	30%
Target	$1.41	$1.49	$1.58	16.666%	3.25	3.00	2.75	16.666%	100%
Maximum	$1.53	$1.76	$2.02	33.333%	2.90	2.60	2.35	33.333%	200%

In the event that the Corporation’s performance relative to the performance metrics falls between two of the data points listed in the table above, the percentage of target performance stock units that vest will be determined by linear interpolation between the two data points. The adjusted diluted earnings per share is calculated, as determined by the Compensation Committee, by adjusting diluted earnings per share for changes in accounting treatment, discontinued operations, to exclude gain or loss on the sale of any business or product line, any asset impairment write-offs or charges (whether of goodwill, intangible or tangible assets), acquisition-related transaction expenses (including those arising under former statement of Financial Accounting Standards No. 141R), and debt refinancing and restructuring expenses. Adjusted EBITDA is calculated, as determined by the Compensation Committee, by adding to net income depreciation and amortization, other non-cash charges (including goodwill and other asset impairment), interest expenses, income taxes, stock-based compensation, acquisition-related change in control and compensation expenses, and restructuring and other non-recurring expenses.

The 2014 performance stock units were awarded to encourage the named executive officers to work with a long-term view in the interest of shareholders and to reward the achievement of long-term growth in the Corporation’s stock price. The Compensation Committee chose diluted earnings per share as one of the performance metrics in order to tie executive compensation directly to the long-term growth in the earnings of the Corporation. The Compensation Committee chose the leverage ratio as the other performance metric in order to tie executive compensation directly to a reduction in the Corporation’s indebtedness and financial leverage.

2012 Performance Stock Units

The three-year performance period for performance stock units awarded in 2012 ended on December 31, 2014. The performance metrics, which were equally weighted, that were used for the performance stock units awarded in 2012 were the same metrics used for the performance stock units awarded in 2014. The threshold, target, and maximum performance levels for performance stock units awarded in 2012, and the actual performance in each of the years 2012-2014, were as follows:

	Adjusted Diluted Earnings Per Share (50% Weighting)			Vesting Percentage of Target Units for Each Year	Leverage Ratio (50% Weighting)			Vesting Percentage of Target Units for Each Year	Three-Year Total
	2012	2013	2014		2012	2013	2014
Threshold	$1.79	$1.79	$1.79	5%	4.25	3.75	3.50	5%	30%
Target	$1.90	$2.02	$2.14	16.666%	3.50	3.25	3.00	16.666%	100%
Maximum	$2.06	$2.37	$2.73	33.333%	3.25	2.90	2.60	33.333%	200%
Actual	$1.73	$1.09	$1.82		3.67	3.61	2.86		51%

Performance stock units vested with respect to the three-year performance period from January 1, 2012 to December 31, 2014 at approximately 51% of target in recognition that (i) the Corporation achieved diluted earnings per share above the threshold only in 2014 and (i) the Corporation achieved reductions in its leverage ratio at levels lower than the threshold in 2012 and 2013 and lower than the target in 2014.

Restricted Stock Units

The Corporation awarded restricted stock units to the named executive officers in 2014 to provide a direct ownership interest in the Corporation and to reward the achievement of long-term growth in the Corporation’s stock. Restricted stock units, which vest one-third annually over a three-year period, also are intended to provide a long-term incentive for the named executive officers to remain in the employment of the Corporation.

Severance and Change in Control Agreements and Practices

Stock-based compensation vests immediately in the event of a change in control of the Corporation. All of the Corporation’s stock-based compensation programs have provided, for many years, for immediate vesting of stock-based awards in the event of a change in control as a matter of fairness to the employees.

Each of our executive officers (including each of our named executive officers) is a party to a key executive severance agreement entered with the Corporation. The Corporation also has a severance practice, which applies in the event of the termination without cause of an executive officer. Benefits under the severance practice are in addition to benefits under the key executive severance agreements.

Key executive severance agreements are considered to be a necessary part of the process in the recruitment and retention of qualified executives. The Corporation’s severance practice for the named executive officers is a part of the Corporation’s broader severance practices which apply to all employees (except union employees), although the amount of severance provided will vary from employee to employee depending on position, length of service, the business reasons for the termination and other factors. The Corporation does not provide gross-ups for taxes under the key executive severance agreements or the severance practice. The key executive severance agreements and severance practice are used by the Corporation to allow its executives to focus on shareholder interests in considering strategic alternatives and to provide income protection for executives in the event of an involuntary termination of employment.

Clawback Policy

The Corporation does not currently have a policy requiring a specific course of action with respect to compensation adjustments following later restatements of financial results. The Corporation expects to adopt such a policy once the SEC has finalized regulations concerning compensation “clawbacks.”

Other Compensation

Other compensation and personal benefits paid or made available to the named executive officers is not material. The Corporation provides an automobile allowance to the named executive officers, which partially compensates them for the termination of the company car program a number of years ago. Medical, dental, life and other insurance benefits, and 401(k) matching contributions are provided to the named executive officers on a non-discriminatory basis with other employees of the Corporation.

Executive Officer Stock Ownership Policy

The Board of Directors has adopted a stock ownership policy covering certain executive officers of the Corporation. Under the policy, certain executive officers must acquire and hold shares of the Corporation’s stock equal in value to a multiple of their annual salary as follows:

Multiple of Salary
Chairman of the Board (if an employee)	3X
President and Chief Executive Officer	3X
Chief Operating Officer, Chief Financial Officer and General Counsel	1.5X
Senior Officer at Each Key Business Unit	1X

Executive officers have five years from the later of the adoption of the policy or their initial election to meet this stock ownership guideline. All officers are in compliance or have additional time in which to comply with the stock ownership guideline.

Tax Deductibility and Gross-Ups

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer and each of the next three most highly compensated executive officers (other than its chief financial officer). In general, certain performance-based compensation approved by stockholders is not subject to this deduction limit. The Compensation Committee generally seeks to qualify certain compensation paid to our named executive officers for an exemption from the deductibility limitations of Section 162(m). However, the Compensation Committee may authorize compensation payments from time to time that do not comply with the exemptions in Section 162(m). In addition, the regulations governing Section 162(m) are complex and may change over time. Thus, there can be no guarantee that any compensation provided to a covered executive will actually be treated as performance-based compensation exempt from the $1 million limit.

In addition, the change in control provisions described in the section entitled “Severance and Change in Control Agreements and Practices” could subject an executive to an excise tax on an “excess parachute payment” under Internal Revenue Code Section 4999. The Corporation does not provide any gross-up to its executives for any excise tax due under this section of the Internal Revenue Code.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors of the Corporation that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Corporation’s annual report on Form 10-K for the year ended December 31, 2014.

Submitted by the Compensation Committee,

Dean M. Flatt—Chairman

Gregory S. Churchill

Robert D. Paulson

2014 Summary Compensation Table

The Summary Compensation Table and the other tables which follow disclose (in accordance with SEC rules) the compensation for the fiscal years ended December 31, 2014, 2013 and 2012 awarded to, earned by or paid to all individuals serving as the Corporation’s chief executive officer and chief financial officer during 2014, and the other three most highly paid executive officers of the Corporation during 2014 (collectively, the “named executive officers”). Columns have been omitted from the tables when there has been no compensation awarded to, earned by or paid to any of the named executive officers required to be reported in that column in any fiscal year covered by the table.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Anthony J. Reardon	2014	647,115	921,300	277,606	600,000	25,476	2,471,497
Chairman of the Board and Chief Executive Officer	2013	628,269	847,875	422,036	0	24,858	1,923,038
	2012	581,538	643,480	247,530	550,000	24,148	2,046,696

Joel H. Benkie(5)	2014	500,000	348,600	126,185	400,000	25,456	1,400,241
President and Chief Operating Officer	2013	412,115	193,800	225,086	0	24,588	855,589
	2012	215,385	78,480	99,012	140,000	10,709	543,586

Joseph P. Bellino	2014	388,795	174,300	63,092	230,000	25,133	881,320
Vice President, Chief Financial Officer and Treasurer	2013	378,965	193,800	168,815	0	24,486	766,066
	2012	365,385	166,680	99,012	215,000	23,722	869,799

James S. Heiser	2014	346,763	249,000	100,948	210,000	23,532	930,243
Vice President, General Counsel and Secretary	2013	337,996	193,800	168,815	0	23,322	723,933
	2012	325,154	166,680	74,259	195,000	22,566	783,659

Douglas L. Groves	2014	283,885	211,650	75,711	150,000	23,940	745,186
Vice President, Controller and Chief Accounting Officer(6)	2013	259,135	129,200	76,818	0	20,793	485,946

(1)	These columns show the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The methodology and assumptions used in the valuation of stock option awards, performance stock units (“PSUs”) and restricted stock units (“RSUs”) are contained in footnote 9 to the Corporation’s financial statements included in Form 10-K for the year ended December 31, 2014.

(2)	Stock awards to the named executive officers consist of PSUs and RSUs in each year. The value of PSUs, which are subject to performance conditions, are shown in the table above based on the probable outcome of the performance conditions as of the grant date for the award. The following table shows the maximum values for the PSUs as of the grant date of the award:

Name	Year of Award	Maximum Performance Stock Unit Grant Date Fair Value ($)
Anthony J. Reardon	2014	1,245,000
	2013	1,130,500
	2012	912,800

Joel H. Benkie	2014	398,400
	2013	258,400
	2012	N/A

Joseph P. Bellino	2014	199,200
	2013	258,400
	2012	208,640

James S. Heiser	2014	298,800
	2013	258,400
	2012	208,640

Douglas L. Groves	2014	224,100
	2013	161,500
	2012	N/A

(3)	Non-equity incentive plan compensation was earned for each of the years ended December 31, 2014 and 2012 and paid in the first or second quarter of the following year.
(4)	The following table discloses each item included in the “All Other Compensation” column for 2014:

Name	Automobile Allowance ($)	Life Insurance Premiums ($)	Company Contributions to 401(k) Plan ($)	Total ($)
Anthony J. Reardon	16,140	1,536	7,800	25,476
Joel H. Benkie	16,140	1,516	7,800	25,456
Joseph P. Bellino	16,140	1,193	7,800	25,133
Douglas L. Groves	16,140	869	6,523	23,532
James S. Heiser	16,140	0	7,800	23,940

(5)	Mr. Benkie joined the Corporation on June 18, 2012.
(6)	Mr. Groves joined the Corporation on January 21, 2013.

2014 Grants of Plan-Based Awards Table

The following table provides information on the 2014 Bonus Plan, the grant of nonqualified stock options and the award of performance stock units and restricted stock units to the named executive officers during 2014.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)(2)	Threshold (#)	Target (#)	Maximum (#)
Anthony J. Reardon
2014 Bonus Plan		0	455,000	1,365,000
Non-Qualified Stock Option	3/18/14								22,000	24.90	277,606
Performance Stock Units	3/18/14				0	25,000	50,000				622,500
Restricted Stock Units	3/18/14							12,000			298,800

Joel H. Benkie
2014 Bonus Plan		0	300,000	900,000
Non-Qualified Stock Option	3/18/14								10,000	24.90	126,185
Performance Stock Units	3/18/14				0	8,000	16,000				199,200
Restricted Stock Units	3/18/14							6,000			149,400

Joseph P. Bellino
2014 Bonus Plan		0	175,182	527,346
Non-Qualified Stock Option	3/18/14								5,000	24.90	63,092
Performance Stock Units	3/18/14				0	4,000	8,000				99,600
Restricted Stock Units	3/18/14							3,000			74,700

James S. Heiser
2014 Bonus Plan		0	156,779	470,336
Non-Qualified Stock Option	3/18/14								8,000	24.90	100,948
Performance Stock Units	3/18/14				0	6,000	12,000				149,400
Restricted Stock Units	3/18/14							4,000			99,600

Douglas L. Groves
2014 Bonus Plan		0	114,400	343,200
Non-Qualified Stock Option	3/18/14								6,000	24.90	75,711
Performance Stock Units	3/18/14				0	4,500	9,000				112,050
Restricted Stock Units	3/18/14							4,000			99,600

(1)	The target and maximum amounts of awards are based on the salary of each of the named executive officers at December 31, 2014.
(2)	The Compensation Committee, in its discretion, has the authority to approve payments under the 2014 Bonus Plan in excess of the maximum amounts.
(3)	The value of the performance stock units are shown based on the probable outcome of the performance conditions as of the date of grant for the awards.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table

The 2014 Bonus Plan. The 2014 Bonus Plan provides for annual cash bonus awards to be determined by the Compensation Committee with consideration given to the Corporation achieving pre-established levels of net sales, adjusted net income and adjusted cash flow from operations, and on the individual performance of executive officers during the year ended December 31, 2014. Annual cash bonuses are targeted at 70% of salary for the chief executive officer, 60% of salary for the president and chief operating officer, 45% of salary for the chief financial officer and the general counsel, and 40% of salary for the other named executive officer. Annual cash bonuses can range from zero to an upper limit of annual bonus eligibility of three times the targeted percentage of salary for each named executive officer. Although the annual cash bonus plan is formula-based, the Compensation Committee has the discretion to award bonuses which differ from the formula-based amounts, including awarding bonuses in excess of the maximum amounts. Subject to exceptions as determined by the Compensation Committee, a named executive officer must be employed by the Corporation or a subsidiary at the time of payment in order to be eligible to receive a bonus under the 2014 Bonus Plan.

Nonqualified Stock Options. Nonqualified stock options were granted to the named executive officers in 2014 at an exercise price equal to 100% of the closing price of the Corporation’s common stock on the date of grant. The stock options become exercisable in increments of 25% of the number of shares granted on the anniversary date of the date of grant so that the options are fully exercisable on and after March 18, 2018. However, the stock options become fully exercisable immediately in the event of a change in control of the Corporation. The exercise price for the stock options may be paid by withholding of shares issuable under the option or delivery of already owned shares.

Performance Stock Units. Performance stock units were awarded to the named executive officers in 2014. The performance stock units generally vest at the end of the three-year performance period from January 1, 2014 to December 31, 2016 (the “Performance Period”) in amounts from 0% to 200% of the target units depending on the Corporation’s performance relative to two performance metrics during the Performance Period. The performance metrics, which are equally weighted, are: (i) the adjusted annual diluted earnings per share of the Corporation during each of the years in the Performance Period; and (ii) the leverage ratio at the end of each of the years in the Performance Period. Upon vesting, one share of Common Stock of the Corporation will be issued for each vested performance stock unit. In the event of a change in control of the Corporation, the target performance stock units will be deemed to have become fully vested immediately, provided, however, that the Compensation Committee may, in its discretion, increase (but not decrease) the number of performance stock units that are deemed to vest in the event of a change in control up to a maximum of 200% of the target performance stock units.

Restricted Stock Units. Restricted stock units were awarded to the named executive officers in 2014. The restricted stock units generally vest in increments of one-third of the number of shares awarded on the anniversary date of the date of the award so that the restricted units are fully vested three years after the date of award. Upon vesting, one share of Common Stock of the Corporation will be issued for each vested restricted stock unit. In the event of a change in control of the Corporation, the restricted stock units will be deemed to have become fully vested immediately.

2014 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information on unexercised stock options and unvested performance stock units and restricted stock units granted to the named executive officers that were outstanding on December 31, 2014.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Anthony J. Reardon
Stock option granted 6/29/09	5,000	0	18.23	6/28/16
Stock option granted 6/23/10	10,000	0	18.04	6/22/17
Stock option granted 7/27/11	12,500	7,500	21.61	7/26/18
Stock option granted 7/1/12	13,000	25,000	9.81	6/30/19
Stock option granted 7/31/13	9,375	28,125	22.84	7/30/20
Stock option granted 3/18/14	0	22,000	24.90	3/17/21
Performance stock units granted 3/15/13							10,500	265,440
Performance stock units granted 3/18/14							7,500	189,600
Restricted stock units granted 2/8/12					4,000	101,120
Restricted stock units granted 2/6/13					11,667	294,942
Restricted stock units granted 3/18/14					12,000	303,360

Joel H. Benkie
Stock option granted 7/1/12	10,000	10,000	9.81	6/30/19
Stock option granted 7/31/13	5,000	15,000	22.84	7/30/20
Stock option granted 3/18/14	0	10,000	24.90	3/17/21
Performance stock units granted 3/15/13							2,400	60,672
Performance stock units granted 3/18/14							2,400	60,672
Restricted stock units granted 7/1/12					2,668	67,447
Restricted stock units granted 2/6/13					2,667	67,422
Restricted stock units granted 3/18/14					6,000	151,680

Joseph P. Bellino
Stock option granted 6/23/10	4,000	0	18.04	6/22/17
Stock option granted 7/27/11	4,500	4,500	21.61	7/26/18
Stock option granted 7/1/12	5,000	10,000	9.81	6/30/19
Stock option granted 7/31/13	3,750	11,250	22.84	7/30/20
Stock option granted 3/18/14	0	5,000	24.90	3/17/21
Performance stock units granted 3/15/13							2,400	60,672
Performance stock units granted 3/18/14							1,200	30,336
Restricted stock units granted 2/8/12					1,334	33,724
Restricted stock units granted 2/6/13					2,667	67,422
Restricted stock units granted 3/18/14					3,000	75,840

James S. Heiser
Stock option granted 6/23/10	2,750	0	18.04	6/22/17
Stock option granted 7/27/11	9,375	3,125	21.61	7/26/18
Stock option granted 7/1/12	3,750	7,500	9.81	6/30/19
Stock option granted 7/31/13	3,750	11,250	22.84	7/30/20
Stock option granted 3/18/14	0	8,000	24.90	3/17/21
Performance stock units granted 3/15/13							2,400	60,672
Performance stock units 3/18/14							1,800	45,504
Restricted stock units granted 2/8/12					1,334	33,734
Restricted stock units granted 2/6/13					2,667	67,422
Restricted stock units granted 3/18/14					4,000	101,120

Douglas L. Groves
Stock option granted 2/6/13	6,000	6,000	16.50	2/5/20
Stock option granted 3/18/14	0	6,000	24.90	3/17/21
Performance stock units granted 3/15/13							1,500	37,920
Performance stock units granted 3/18/14							1,350	34,128
Restricted stock units granted 2/6/13					2,000	50,560
Restricted stock units granted 3/18/14					4,000	101,120

(1)	The unexercisable stock options become exercisable in increments on the anniversary date of the date of grant as follows: (i) for stock options granted in 2011, all become exercisable in 2015, (ii) for stock options granted in 2012, one-half become exercisable in each of 2015 and 2016, (iii) for stock options granted in 2013, one-third become exercisable in each of 2015, 2016 and 2017, except for Mr. Bellino’s which become exercisable in 2015, (iv) for stock options granted to Mr. Bellino in 2014, one-half become exercisable in each of 2015 and 2016, and (v) for stock options granted to the other named executive officers, except for Mr. Bellino, in 2014, one-fourth become exercisable in each of 2015, 2016, 2017 and 2018. Notwithstanding the foregoing, all of the stock options will become immediately exercisable in the event of a change in control of the Corporation.
(2)	The unvested restricted stock units vest as follows: (i) with respect to the grants in 2012, except for Mr. Benkie, all of the shares vest on February 8, 2015, (ii) with respect to the grant in 2012 to Mr. Benkie, all of the shares vest on July 1, 2015, (iii) with respect to the grants in 2013, one-half of the shares vest on February 6, 2015 and February 8, 2016, (iv) with respect to the grant to Mr. Bellino in 2014, one-half of the shares vest on March 18, 2015 and March 18, 2016, and (v) with respect to the grants to the other named executive officers, except for Mr. Bellino, in 2014, one-third of the shares vest on March 18, 2015, March 18, 2016 and March 18, 2017.
(3)	Performance stock units are shown at the threshold number of shares (which is 30% of the target number of shares) and will vest if the performance conditions are met as follows: (i) grants in 2013 will become earned, if at all, based on achievement of the performance metrics on December 31, 2015 and will be settled in the first quarter of 2016, and (iii) grants in 2014 will become earned, if at all, based on achievement of the performance metrics on December 31, 2016 and will be settled in the first quarter of 2017 except for Mr. Bellino’s which will become earned, if at all, based on achievement of the performance metrics on December 31, 2015 and will be settled in the first quarter of 2016.

2014 Option Exercises and Stock Vested Table

The following table provides information on the exercise of stock options and vesting of stock for the named executive officers during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anthony J. Reardon	0	0	11,501	312,946
Joel H. Benkie	0	0	3,999	109,293
Joseph P. Bellino	0	0	3,334	90,685
James S. Heiser	0	0	3,334	90,685
Douglas L. Groves	3,000	36,360	1,000	27,230

2014 Pension Benefits Table

The Corporation does not provide pension benefits to any of its named executive officers.

2014 Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Corporation does not provide any nonqualified defined contribution or other nonqualified deferred compensation plans to any of its named executive officers.

Potential Payments Upon Termination or Change in Control

Payments and compensation may be made to the named executive officers upon termination of employment or following a change in control of the Corporation under stock option agreements, performance stock unit agreements, restricted stock unit agreements, key executive severance agreements and the severance practice of the Corporation. As used herein, a change in control of the Corporation means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934. Such a change in control is deemed conclusively to have occurred in the event of certain tender offers, mergers or consolidations, the sale, exchange or transfer of substantially all of the assets of the Corporation, the acquisition by a person or group of certain percentages of the outstanding voting securities of the Corporation, the approval by the shareholders of a plan of liquidation or dissolution of the Corporation, or certain changes in the members of the Board of Directors of the Company. The precise definition of a change in control is set forth in each of the stock option agreements, performance stock unit agreements, restricted stock unit agreements, and key executive severance agreements which are included as exhibits to the Corporation’s 2014 Annual Report on Form 10-K.

In the event of a change in control of the Corporation (i) stock options become fully exercisable immediately, (ii) performance stock units become vested immediately at the target number of shares (although the Compensation Committee of the Board of Directors has discretion to increase, but not decrease, the number of performance stock units that vest on a change in control), and (iii) restricted stock units vest immediately. The amounts in the table below in the column “Change in Control” reflect the value of unexercisable stock options, unvested performance stock units at target, and unvested restricted stock units as of December 31, 2014, the vesting of which would be accelerated upon a change in control of the Corporation.

Messrs. Bellino, Benkie, Groves, Heiser and Reardon and Ms. Andrus and Ms. Rogers each are parties to key executive severance agreements entered with the Corporation. The key executive severance agreements provide that if a change in control of the Corporation shall have occurred while an executive officer is an employee of the Corporation or its subsidiaries, the executive officer shall be entitled to receive payment in a single lump sum of an amount equal to two times the annual base salary of the executive officer immediately prior to the change in control and two times the target annual bonus of the executive officer under the Corporation’s bonus plan in effect during the year prior to the change in control.

Further, the key executive severance agreements provide that if the employment of an executive officer is terminated without cause (as defined in the agreements), except in the event of disability, retirement or within ninety (90) days following a change in control of the Corporation, the executive officer shall be entitled to receive payment of his full salary for a period of one year, payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid and continuation of benefits for a period of one year. Termination for cause is defined in the key executive severance agreements as termination of an executive’s employment by the Corporation upon (i) the willful and continued failure by the executive to substantially perform his duties with the Corporation other than any such failure resulting from his incapacity due to physical or mental illness, after a demand for substantial performance is delivered to the executive by the chief executive officer or the Compensation Committee which specifically identifies the manner in which the executive has not substantially performed his duties, or (ii) the willful engaging by the executive in misconduct which is materially injurious to the Company, monetarily or otherwise, and that constitutes on the part of the executive common law fraud or a felony. For purposes of this definition, no act or failure to act, on the executive’s part, is considered “willful” unless done, or omitted to be done, by the executive not in good faith and without reasonable belief that the action or omission was in the best interest of the Corporation.

In the event of a change in the executive’s position or duties, a reduction in the executive’s salary as increased from time to time, a removal from eligibility to participate in the Corporation’s bonus plan and other events as described in the key executive severance agreements, then the executive shall have the right to treat such event as a termination of his employment by the Corporation without cause and to receive the payments and benefits described above. The events described in the preceding sentence are referred to as a “Termination by the Executive for Good Reason” in the table below.

The Corporation also has a severance practice which applies in the event of the termination without cause of an executive officer. The severance practice provides for salary continuation, certain benefits continuation and continuation of stock option vesting and exercisability for a period from three (3) to twelve (12) months following termination depending on the length of service of the executive officer and the business reasons for the termination. Under the severance practice, an executive officer must agree to release the Corporation from liability and to certain limitations on solicitation of employees and customers during the period of salary continuation. Benefits under the severance practice are in addition to benefits under the key executive severance agreements described above.

The amounts in the table below in the columns under “Termination of Employment” represent the aggregate amounts payable to each of the named executive officers following termination of employment pursuant to the key executive severance agreements and the severance practice combined. For purposes of the table, it has been assumed that twelve (12) months of salary and benefits continuation would be provided to each of the named executive officers under the Corporation’s severance practice.

If a change in control of the Corporation were to occur and subsequently a named executive officer’s employment were to be terminated by the Corporation (other than within 90 days following the change in control), the named executive officer would receive both (i) the amounts in the table below in the column “Change in Control” and (ii) the amounts in the table below in the columns “Termination of Employment” depending on whether the termination of employment was by the Company without cause or by the named executive officer for good reason.

			Termination of Employment
Name	Benefit	Change in Control ($)	By Corporation w/o Cause ($)(5)	By Executive for Good Reason ($)
Anthony J. Reardon	Salary(1)	1,300,000	1,300,000	650,000
	Bonus	910,000	0	0
	Benefits	0	6,821	6,821
	Stock Options(2)	491,260	0	0
	Performance Stock Units(3)	1,516,800	0	0
	Restricted Stock Units(4)	699,422	0	0

	Total	4,917,482	1,306,821	656,821

Joel H. Benkie	Salary(1)	1,000,000	1,000,000	500,000
	Bonus	600,000	0	0
	Benefits	0	12,314	12,314
	Stock Options(2)	195,100	0	0
	Performance Stock Units(3)	404,480	0	0
	Restricted Stock Units(4)	86,549	0

	Total	2,486,129	1,012,314	512,314

Joseph P. Bellino	Salary(1)	781,255	781,255	390,627
	Bonus	351,564	0	0
	Benefits	0	15,921	15,921
	Stock Options(2)	200,565	0	0
	Performance Stock Units(3)	303,360	0	0
	Restricted Stock Units(4)	176,985	0

	Total	1,813,729	797,176	406,548

James S. Heiser	Salary(1)	696,794	696,794	348,397
	Bonus	313,557	0	0
	Benefits	0	6,949	6,949
	Stock Options(2)	157,984	0	0
	Performance Stock Units(3)	353,920	0	0
	Restricted Stock Units(4)	202,265	0

	Total	1,724,520	703,743	355,346

Douglas L. Groves	Salary(1)	572,000	572,000	286,000
	Bonus	228,800	0	0
	Benefits	0	15,921	15,921
	Stock Options(2)	57,060	0	0
	Performance Stock Units(3)	240,160	0	0
	Restricted Stock Units(4)	151,680	0	0

	Total	1,249,700	587,921	301,921

(1)	The amounts of salary continuation are based on the salary of each of the named executives at December 31, 2014.
(2)	The amounts for stock options are calculated based on the positive difference, if any, between the exercise prices of the unexercisable stock options held by the named executive officers on December 31, 2014 and the closing price of the Corporation’s common stock on the New York Stock Exchange on the last trading day of 2014 ($25.28).
(3)	The amounts for performance stock units are based on the target number of performance stock units and the closing price of the Corporation’s common stock on the New York Stock Exchange on the last trading day of 2014 ($25.28). PSUs granted in 2012 are not included since they are considered to be fully vested at December 31, 2014.
(4)	The amounts for restricted stock units are based on the closing price of the Corporation’s common stock on the New York Stock Exchange on the last trading day of 2014 ($25.28).
(5)	Based on the maximum under the Corporation’s severance practice.

ITEM 3: APPROVAL OF AMENDMENT AND RESTATEMENT OF 2013 STOCK INCENTIVE PLAN

Introduction

On March 18, 2015, the Board of Directors unanimously adopted and approved an amended and restated 2013 Stock Incentive Plan (the “2013 Stock Plan”), and is submitting the amended and restated 2013 Stock Plan to shareholders for their adoption and approval at the 2015 Annual Meeting. The amendment and restatement of the 2013 Stock Plan would, among other things, increase the number of shares available for grant under the 2013 Stock Plan by 800,000 shares. This increase of 800,000 shares represents approximately 7.3% of the Corporation’s outstanding shares of common stock as of April 9, 2015. The amendment and restatement of the 2013 Stock Plan would also (i) extend the expiration date of the plan to March 18, 2025 and (ii) make certain other administrative changes. The Board of Directors believes our interests are best advanced by providing equity-based incentives to certain individuals responsible for our long-term success by encouraging such persons to remain in the service of the Corporation and to align the financial objectives of such individuals with those of our shareholders.

On March 30, 2015, the Compensation Committee (the “Committee”) of the Board of Directors approved the award of 76,000 stock options, 93,500 restricted stock units and 64,000 performance stock units (at target) under the 2013 Stock Plan subject to, and contingent upon, shareholder approval of the amended and restated 2013 Stock Plan at the 2015 Annual Meeting (the “March 30, 2015 Awards”). The Committee has made no determination as to what actions, if any, it will take if shareholders do not approve the amended and restated 2013 Stock Plan at the 2015 Annual Meeting.

As of the Record Date, excluding the March 30, 2015 Awards, 30,704 shares remained available for issuance under the 2013 Stock Plan and the Corporation’s 2007 Stock Incentive Plan, which are the only active stock incentive plans under which the Corporation can grant equity-based compensation awards. Because the Corporation anticipated that its equity-based compensation needs would soon exceed the remaining shares available under the 2013 Stock Plan as currently in effect, the Board of Directors of the Corporation adopted the amended and restated 2013 Stock Plan on March 18, 2015.

The following table sets forth certain information, excluding the March 30, 2015 Awards, about the 2013 Stock Plan, as well as the Corporation’s 2007 Stock Incentive Plan and the 2001 Stock Incentive Plan (the “Prior Plans”):

Number of new shares being authorized	800,000
Number of shares available for future awards at April 9, 2015	30,704
Number of shares relating to outstanding stock options at April 9, 2015	607,114
Number of shares outstanding at April 9, 2015 relating to awards of restricted stock and restricted stock units	76,894
Maximum option term	10 Years
Minimum exercise price (relative to the market value on date of grant)	100%
Weighted average remaining term of outstanding options	4.0 Years
Weighted average exercise price of outstanding options as of April 9, 2015	$19.02
Total number of shares available for future awards if this proposal is approved	830,704

If the potential share request is approved, the Corporation’s total potential dilution from the shares available for issuance under the 2013 Stock Plan would increase from 2.2% as of April 9, 2015 to 9.5%. The Board of Directors has considered this potential dilution level in the context of competitive data from its peer group, and believes that the resulting dilution levels would be within normal competitive ranges.

In addition to overall dilution, the Board of Directors considered annual dilution from the Corporation’s equity incentive plans in approving the amendment and restatement of the 2013 Stock Plan. The Corporation measures annual dilution as the total number of shares subject to equity awards granted during the year less cancellations and other shares returned to the reserve, divided by total common shares outstanding at the end of the year. The Corporation’s annual dilution under the 2013 Stock Plan for fiscal 2014 was 1.1%.

The Corporation manages its long-term dilution goal by limiting the number of shares subject to equity awards that it grants annually, commonly referred to as burn rate. Burn rate shows how rapidly a company is depleting its shares reserved for equity compensation plans, and is defined as the number of shares granted (or, for performance stock units, vested) under the Corporation’s equity incentive plans divided by the weighted average number of common shares outstanding at the end of the year. The Corporation has calculated the burn rate under the 2013 Stock Plan and the Prior Plans for the past three years, as set forth in the following table:

	Options Granted	Full-Value Shares Granted(1)	Total Granted = Options+Adjusted Full-Value Shares(2)	Weighted Average Number of Common Shares Outstanding	Adjusted Burn Rate	Unadjusted Burn Rate
Fiscal 2014	71,000	121,804	253,706	10,897,000	2.33%	1.77%
Fiscal 2013	190,500	65,550	288,825	10,695,000	2.70%	2.39%
Fiscal 2012	222,100	73,900	332,950	10,580,000	3.15%	2.80%

Average					2.73%	2.32%

(1)	Full-value shares granted consist of restricted stock units granted in a year and performance stock units (“PSUs”) to the extent vested in a year. PSUs are included in the last year of the three-year performance period although the determination of the number of shares and issuance of shares occurs in the following year.
(2)	Adjusted full-value shares equal full-value shares granted multiplied by 1.5.

An additional metric that the Corporation uses to measure the cumulative impact of its equity program is overhang (the number of shares subject to equity awards outstanding but not exercised or settled, plus the number of shares available to be granted, divided by the sum of the total number of shares of Corporation common stock outstanding at the end of the year, plus the number of shares subject to equity awards outstanding but not exercised or settled, plus the number of shares available to be granted). If the proposed amended and restated

2013 Stock Plan is approved, the Corporation’s overhang would increase to approximately 13%, and then would be expected to decline as awards are exercised and/or become vested.

When considering the number of additional shares to add to the amended and restated 2013 Stock Plan, the Board of Directors also reviewed, among other things, projected future share usage and projected future forfeitures. The projected future usage of shares for long-term incentive awards under the amended and restated 2013 Stock Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the 800,000 shares to be added to the amended and restated 2013 Stock Plan, in combination with the remaining authorized shares and shares added back to the plan from forfeitures of awards previously granted, is expected to satisfy the Corporation’s equity compensation needs for three (3) years of similar levels of awards. The Board of Directors is committed to effectively managing the number of shares reserved for issuance under the amended and restated 2013 Stock Plan while minimizing shareholder dilution.

Why You Should Vote for the amendment and restatement of the 2013 Stock Plan

The Board of Directors recommends that our shareholders approve the amended and restated 2013 Stock Plan because it believes appropriate equity incentives are important to attract and retain the highest caliber of employees, to link incentive reward to Corporation performance, to encourage employee and director ownership in our Corporation, and to align the interests of participants to those of our shareholders. The approval of the amended and restated 2013 Stock Plan will enable us to continue to provide such incentives.

Promotion of Good Corporate Governance Practices

The Board of Directors believes the use of share-based incentive awards promotes best practices in corporate governance by aligning participants’ interests with maximizing shareholder value. Specific features of the 2013 Stock Plan that are consistent with good corporate governance practices include, but are not limited to:

1.	Options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;

2.	There can be no repricing of options or stock appreciation rights without shareholder approval, either by canceling the award in exchange for cash or a replacement award at a lower price or by reducing the exercise price of the award, other than in connection with a change in our capitalization; and

3.	Awards under the plan, including any shares subject to an award, may be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Corporation in the future.

Section 162(m) of the Code

The Board of Directors believes that it is in our best interests and the best interests of our shareholders to continue to provide for an equity incentive plan under which compensation awards made to our executive officers can qualify for deductibility by us for federal income tax purposes. Accordingly, the 2013 Stock Plan has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code. In general, under Section 162(m), in order for us to be able to deduct compensation in excess of $1,000,000 paid in any one year to our chief executive officer or any of our three other most highly compensated executive officers (other than our chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our shareholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2013 Stock Plan, each of these aspects is discussed below, and shareholder approval of the 2013 Stock Plan will be deemed to constitute approval of each of these aspects of the 2013 Stock Plan for purposes of the approval requirements of Section 162(m).

2013 Stock Plan Summary

The following is a description of the material features of the 2013 Stock Plan, as amended and restated. The complete text of the 2013 Stock Plan, as amended and restated, is attached hereto as Appendix B to this Proxy Statement. The following discussion is qualified in all respects by reference to Appendix B. The term “employees” in the following discussion is used to refer to officers and directors and other employees of the Corporation and its subsidiaries.

Purpose and Eligibility

The purpose of the 2013 Stock Plan is to enable the Corporation and its subsidiaries to attract, retain and motivate employees by providing for or increasing their proprietary interests in the Corporation. Employees of the Corporation and its subsidiaries will be eligible to be considered for the grant of awards under the 2013 Stock Plan. As of the Record Date, approximately seven nonemployee directors, seven executive officers and 35 other employees of the Corporation and its subsidiaries were so eligible.

Shares Subject to the 2013 Stock Plan and to Awards

The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 2013 Stock Plan, as proposed to be amended and restated, is 1,040,000, subject to adjustments to prevent dilution. The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options granted under the 2013 Stock Plan shall not exceed 1,040,000. The aggregate number of shares of Common Stock subject to awards granted under the 2013 Stock Plan during any calendar year to any one nonemployee director shall not exceed 50,000 and to any other one participant may not exceed 250,000.

Shares of Common Stock issued under the 2013 Stock Plan may be either authorized and unissued shares or previously issued shares acquired by the Corporation. On forfeiture, termination or expiration of an unexercised award under the plan, in whole or in part, the number of shares of Common Stock subject to such award again become available for grant under the 2013 Stock Plan. The 2013 Stock Plan provides that shares retained by or delivered to the Corporation to pay the exercise price or withholding taxes in connection with the exercise of an outstanding stock option, unissued shares resulting from the settlement of stock appreciation rights in stock, and shares purchased by the Corporation in the open market do not become available for issuance as future awards under the plan.

Administration

The 2013 Stock Plan is administered by the Compensation Committee, which is a committee of two or more independent directors appointed by the Board of Directors of the Corporation (the “Committee”), or by the Board of Directors as a whole for issuances of awards to directors. The Committee has full and final authority to select the employees to receive awards and to grant such awards. Subject to the provisions of the 2013 Stock Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon achievement by the Corporation of specified performance criteria. The expenses of administering the 2013 Stock Plan will be borne by the Corporation.

In addition, the Committee has the authority to delegate to one or more officers of the Corporation the authority to perform any or all things that the Committee is authorized and empowered to do or perform under the 2013 Stock Plan; provided, however, that the resolution or policy so authorizing such officer or officers must specify the total number of awards (if any) such officer or officers may award pursuant to such delegated authority, and that any such award shall be subject to the form of award agreement approved by the Committee. All decisions and actions of the Committee are final. Subject to certain limitations, the Committee has the authority to delegate the administration of the plan, and the plan permits the Corporation’s Board of Directors to exercise the Committee’s powers, other than with respect to matters required by law to be determined by the Committee. The Committee does not have the authority to reduce the exercise price for any stock option or stock appreciation right by repricing or replacing such stock option or stock appreciation right unless the Corporation has obtained the prior consent of its shareholders.

Awards

The 2013 Stock Plan authorizes the Committee to enter into any type of arrangement with an eligible participant that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with an exercise or conversion privilege at a price related to Common Stock or with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, restricted stock units, stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. Any stock option granted to an employee may be a tax-benefited incentive stock option (an “Incentive Stock Option”) or a nonqualified stock option that is not tax-benefited (a “Nonqualified Option”). An award to an employee may consist of one such security or benefit or two or more of them in tandem or in the alternative. Common Stock may be issued pursuant to awards under the 2013 Stock Plan for any lawful consideration as determined by the Committee, including, without limitation, services rendered by a recipient of an award under the 2013 Stock Plan.

The exercise or base price for any stock option or stock appreciation right granted may not be less than the fair market value of the Common Stock subject to that award on the grant date. There is one exception to this requirement. This exception allows the exercise or base price per share with respect to an award that is granted in connection with a merger or other acquisition as a substitute or replacement award for awards held by employees or directors of the acquired entity to be less than 100% of the fair market value on the grant date if such exercise or base price is based on an adjustment method or formula set forth in the terms of the awards held by such individuals or in the terms of the agreement providing for such merger or other acquisition. The term of all stock options and stock appreciation rights granted under the 2013 Stock Plan may not exceed 10 years.

An award to an employee may permit the employee to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, and/or to pay all or part of such employee’s tax withholding obligation with respect to such issuance, by (i) delivering previously owned shares of capital stock of the Corporation or other property, (ii) reducing the amount of shares or other property otherwise issuable pursuant to the award or (iii) delivering a promissory note, the terms and conditions of which will be determined by the Committee.

Vesting

The vesting of restricted stock, restricted stock unit, performance share, performance unit and other similar awards granted under the Plan will occur when and in such installments and/or pursuant to the achievement of such performance criteria, in each case, as the Committee, in its sole and absolute discretion, shall determine. The performance criteria for any such awards (or portions thereof) that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more “Qualifying Performance Criteria” selected by the Committee and specified when such award is granted.

Qualifying Performance Criteria

Under the 2013 Stock Plan, “Qualifying Performance Criteria” means the specific objectives that may be established by the Committee, from time to time, with respect to a grant, which objectives may be based on the attainment of specified levels of one or more of the following measures, applied to either the Corporation as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, as applicable: earnings per share (diluted and/or basic), revenue, net profit after tax, gross profit, operating profit, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), cash flow, asset quality, stock price performance, unit volume, return on equity, change in working capital, change in indebtedness or financial leverage, return on capital or shareholder return. To the extent consistent with Section 162(m) of the Code, the Committee (A) shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Corporation’s financial statements, notes to the financial statements and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to shareholders for the applicable year, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under the 2013 Stock Plan or any other compensation arrangement maintained by the Corporation.

Acceleration

An award granted under the 2013 Stock Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Corporation or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Corporation or other significant corporate transaction.

Duration of the 2013 Stock Plan

Awards may not be granted under the 2013 Stock Plan after the tenth anniversary of the adoption of the amended and restated 2013 Stock Plan by the Board of Directors. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after the twentieth anniversary of the adoption of the amendment and restatement of the 2013 Stock Plan by the Board of Directors.

Amendment and Termination

Subject to limitations imposed by law, the Board of Directors of the Corporation may amend or terminate the 2013 Stock Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the 2013 Stock Plan of any rights thereunder without his or her consent. Notwithstanding the foregoing, no such amendment shall, without the approval of the shareholders of the Corporation:

(a)	increase the maximum number of Common Stock for which awards may be granted under the 2013 Stock Plan;

(b)	reduce the price at which options may be granted below the price provided for in the 2013 Stock Plan;

(c)	reprice outstanding options or stock appreciation rights;

(d)	extend the term of the 2013 Stock Plan;

(e)	change the class of persons eligible to be participants;

(f)	increase the individual maximum limits set forth in the 2013 Stock Plan; or

(g)	otherwise amend the 2013 Stock Plan in any manner requiring shareholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Stock is traded, listed or quoted.

Compensation Recoupment Policy

Subject to the terms and conditions of the 2013 Stock Plan, the administrator may provide at the time an award is granted that any participant and/or any award, including any shares subject to an award, will be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Corporation from time to time.

New Plan Benefits

As of the date of this Proxy Statement except for the March 30, 2015 Awards, no awards have been made pursuant to the amended and restated 2013 Stock Plan. The benefits that will be awarded or paid pursuant to the amended and restated 2013 Stock Plan are not currently determinable. On the Record Date, the closing sales price of the Common Stock on the New York Stock Exchange was $27.04. Information about awards granted to our named executive officers during 2014 under the 2013 Stock Plan can be found under the heading “2014 Grants of Plan-Based Awards Table” on page 22 of this Proxy Statement.

Federal Income Tax Treatment

The following is a brief description of the anticipated federal income tax treatment that generally will apply to awards granted under the 2013 Stock Plan, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of awards will depend on the specific circumstances of the grantee. No information is provided herein with respect to estate, inheritance, gift, state, or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an award or the disposition of any acquired shares under those laws. Grantees are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards, and the disposition of any acquired shares.

Incentive Stock Options

Pursuant to the 2013 Stock Plan, employees may be granted options which are intended to qualify as Incentive Stock Options under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Generally, the optionee is not taxed and the Corporation is not entitled to a deduction on the grant or the exercise of an Incentive Stock Option. If the optionee sells the shares acquired upon the exercise of an Incentive Stock Option (“Incentive Stock Option Shares”) at any time after the later of (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such Incentive Stock Option and (b) two years after the date of grant of such Incentive Stock Option (the “Incentive Stock Option holding period”), then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price paid for the Incentive Stock Option Shares, and the Corporation will not be entitled to any deduction. However, if the optionee disposes of the Incentive Stock Option Shares at any time during the Incentive Stock Option holding period, then (1) the optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the Incentive Stock Option Shares on the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the Incentive Stock Option Shares on the date of exercise, over the exercise price paid for the Incentive Stock Option Shares, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price paid for the Incentive Stock Option Shares over the sales price of the Incentive Stock Option Shares, and (4) the Corporation will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

Nonqualified Options

The grant of a Nonqualified Option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise of the Nonqualified Option (“Nonqualified Option Shares”) over the exercise price of such option, and the Corporation will be entitled to a deduction equal to such amount. A subsequent sale of the Nonqualified Option Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares.

Stock Appreciation Rights

A grantee is not taxed on the grant of a stock appreciation right. On exercise, the grantee recognizes ordinary income equal to the cash or the fair market value of any shares received. We are entitled to an income tax deduction in the year of exercise in the amount recognized by the grantee as ordinary income.

Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units

Grantees of restricted stock, restricted stock units, performance shares and performance share units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and we will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted shares, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to us (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted shares generally will be taxable as ordinary income to the participant at the time the dividends are received.

Miscellaneous Tax Issues

Awards may be granted under the 2013 Stock Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Corporation will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 2013 Stock Plan.

Special rules will apply in cases where an optionee pays the exercise or purchase price of the option or applicable withholding tax obligations under the 2013 Stock Plan by delivering previously owned Common Stock or by reducing the amount of Common Stock otherwise issuable pursuant to the option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares.

The 2013 Stock Plan provides that, in the event of certain changes in ownership or control of the Corporation, the right to exercise options otherwise subject to a vesting schedule may be accelerated. In the event such acceleration occurs and depending upon the individual circumstances of the recipient, certain amounts with respect to such options may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any “excess parachute payments” and the Corporation will be denied any deduction with respect to such payment. Optionees should consult their tax advisors as to whether accelerated vesting of an option in connection with a change in ownership or control of the Corporation would give rise to an excess parachute payment.

As described above, Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to awards under the plan, either on their own or when combined with all other types of compensation received by a covered employee from the Corporation, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with applicable U.S. Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation, provided that: either (a)(i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, (ii) the per-employee limitation is approved by the shareholders, (iii) the option is granted by a compensation committee comprised solely of “outside directors” (as defined in Section 162(m)), and (iv) the exercise price of the options is no less than the fair market value of the stock on the date of the grant; or (b) the award is granted by a compensation committee comprised solely of “outside directors” and is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal approved by shareholders and established by the compensation committee while the outcome is substantially uncertain. The plan is designed to allow grants of stock options and stock appreciation rights that are “performance based” within this definition. However, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for a particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the 2013 Stock Plan will be deductible under all circumstances.

The affirmative vote of a majority of the shares of the Corporation’s Common Stock represented in person or by proxy and entitled to vote at a duly held shareholder’s meeting is required for the approval of the amended and restated 2013 Stock Incentive Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN.

Securities Authorized for Issuance under Equity Compensation Plan Plans

The following table provides information about our compensation plans under which equity securities are authorized for issuance as of December 31, 2014.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)(c)(2)
Equity Compensation Plans
Approved by security holders(1)	903,078	$19.02	23,998
Not approved by security holders	—	—	—

Total	903,078		23,998

(1)	The number of securities to be issued consists of 611,977 for stock options, 122,943 for restricted stock units and 168,158 for performance stock units at target. The weighted average exercise price applies only to the stock options.
(2)	Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an award may consist of one such security or benefit, or two or more of them in tandem or in alternative.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Corporation’s financial statements and internal control over financial reporting on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the internal control over financial reporting. The Corporation’s independent auditors are responsible for expressing opinions on the conformity of the audited financial statements to generally accepted accounting principles and on the Corporation’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements and the Corporation’s internal control over financial reporting. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with them their independence from the Corporation and its management. The Audit Committee has considered whether the independent auditor’s provision of information technology services and other non-audit services to the Corporation is compatible with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Corporation’s Annual Report on SEC Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Jay L. Haberland—Chairman

Robert C. Ducommun

Dean M. Flatt

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

REPORTS

The Annual Report of the Corporation for the fiscal year ended December 31, 2014, describing the Corporation’s operations and including audited financial statements and information about the executive officers of the Corporation, has been mailed prior to or concurrently with this Proxy Statement. The Corporation will provide a copy of its most recent report to the SEC on Form 10-K upon the written request of any beneficial owner of the Corporation’s securities as of the Record Date for the Annual Meeting of Shareholders without charge except for the cost of reproducing Exhibits. Such request should be addressed to Ducommun Incorporated, 23301 Wilmington Ave., Carson, California 90745-6209, Attn: James S. Heiser, Secretary.

Only one Annual Report and Proxy Statement is being delivered to multiple shareholders sharing an address unless the Corporation has received contrary instructions from one or more of the shareholders. The Corporation will deliver promptly upon a written or oral request a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Such request should be addressed to Ducommun Incorporated, 23301 Wilmington Ave., Carson, California 90745-6209, Attn: James S. Heiser, Secretary, or by telephone at (310) 513-7200. Shareholders sharing an address who prefer to receive separate copies of the Annual Report and Proxy Statement in the future should notify the Corporation at the address listed above. Shareholders sharing an address also may request delivery of a single copy of Annual Reports and/or Proxy Statements if they are receiving multiple copies of Annual Reports and/or Proxy Statements by notifying the Corporation at the address listed above.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Corporation’s independent registered public accounting firm selected for the current fiscal year, as well as for the fiscal year ended December 31, 2014, are PricewaterhouseCoopers LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

PricewaterhouseCoopers LLP, the Corporation’s independent registered public accounting firm, billed the Corporation for the following professional services rendered for the fiscal years ended December 31, 2014 and December 31, 2013:

	2014	2013
Audit Fees(1)	$2,220,600	$1,736,250
Audit-Related Fees	0	0
Tax Fees(2)	399,835	366,138
All Other Fees	0	0

Total	$2,620,435	$2,102,388

(1)	Professional services rendered for the audit of the Corporation’s annual financial statements, review of the financial statements included in the Corporation’s Form 10-Q, and services normally provided by the accountant in connection with statutory and regulatory filings for these years.
(2)	Professional services rendered for reviews of federal and state tax returns, and tax planning primarily related to research and development tax credits, foreign sales and sales and use tax.

Policy for Pre-Approval of Independent Accountant Services

For audit services, the independent accountant provides the Audit Committee with an engagement letter outlining the scope of audit services to be performed in connection with the year-end audit, the quarterly financial statement reviews for the three quarters of the following year, and other audit-related services (which are services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements) and the proposed audit service fees related thereto. If approved by the Audit Committee, this engagement letter is formally signed by the chairman of the Audit Committee acting on behalf of the Audit Committee.

For non-audit services, Corporation management submits to the Audit Committee for approval in the fourth quarter of each year a schedule of non-audit services that it recommends the Audit Committee engage the independent accountant to provide in connection with the year-end audit and during the following year. The schedule includes a description of the planned non-audit services and an estimated budget for such services. To ensure the prompt handling of unexpected requirements, the Audit Committee has delegated to the chairman of the Audit Committee the authority to amend, supplement or modify the schedule of approved permissible non-audit services. The chairman of the Audit Committee reports any such actions taken to the Audit Committee at the next Audit Committee meeting.

The Audit Committee pre-approved 100% of the aggregate fees of the independent accountant for 2014 and 2013.

ITEM 3: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The Board of Directors urges you to vote for ratification of that appointment. A representative of PricewaterhouseCoopers LLP plans to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SHAREHOLDER PROPOSALS

From time to time individual shareholders of the Corporation may submit proposals which they believe should be voted upon by the shareholders. The SEC has adopted regulations which govern the inclusion of such proposals in the Corporation’s annual proxy materials. All such written proposals must be received by the Secretary of the Corporation no later than December 24, 2015 and must comply with the SEC regulations, in order to be considered for inclusion in the Corporation’s 2016 proxy materials.

For business to be considered at the Corporation’s 2016 Annual Meeting of Shareholders, written proposals must be received by the Secretary of the Corporation no later than January 30, 2016.

OTHER BUSINESS

The Board of Directors does not know of any other business which will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting, or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

By Order of the Board of Directors

James S. Heiser
Secretary

Carson, California

April 22, 2015

APPENDIX A

DUCOMMUN INCORPORATED

BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

1. Members. The Board of Directors (the “Board”) of Ducommun Incorporated (the “Company”) shall appoint an Audit Committee of at least three members, consisting entirely of independent directors, and will designate one member as chairperson. Members of the Audit Committee are appointed by the Board upon the recommendation of the Corporate Governance and Nominating Committee. For purposes hereof, an “independent” director is a director who meets the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) definition of “independence,” as determined by the Board. Members of the Audit Committee may be removed at any time by the Board.

Each member of the Audit Committee must be financially literate and at least one member must have accounting or related financial management expertise, as determined by the Board. In addition, at least one member of the Audit Committee shall be an “audit committee financial expert,” as determined by the Board in accordance with SEC rules. Members of the Audit Committee may not simultaneously serve on the audit committees of more than two other public companies (in addition to the Company).

2. Purposes, Duties, and Responsibilities. The purposes of the Audit Committee shall be to represent and assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and the Company’s independent auditor. In addition, the Audit Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement filed with the SEC.

The specific duties and responsibilities of the Audit Committee will be to:

(a) Be directly responsible, in its capacity as a Committee of the Board, for the appointment, compensation, retention and oversight of the work of the independent auditor. In this regard, the Audit Committee shall appoint and retain, compensate, evaluate, and terminate, when appropriate, the independent auditor, which shall report directly to the Audit Committee.

(b) Obtain and review, at least annually, a report by the independent auditor describing: the independent auditor’s internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditing firm, and any steps taken to deal with any such issues.

(c) Approve in advance all audit services to be provided by the independent auditor. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved).

(d) Establish policies and procedures for the engagement of the independent auditor to provide audit and permissible non-audit services, which shall include pre-approval of all permissible non-audit services to be provided by the independent auditor.

(e) Consider, at least annually, the independence of the independent auditor, including whether the independent auditor’s performance of permissible non-audit services is compatible with the auditor’s independence, and obtain and review a report by the independent auditor describing any relationships between the independent auditor and the Company or any other relationships that may adversely affect the independence of the auditor.

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(f) Review and discuss with the independent auditor: (i) the scope of the audit, the results of the annual audit examination by the auditor, and any difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management, and (ii) any reports of the independent auditor with respect to interim periods.

(g) Review and discuss with management and the independent auditor the annual audited and quarterly financial statements of the Company, including: (i) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, (ii) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical, and (iii) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations; and receive reports from the independent auditor as required by SEC rules.

(h) Recommend to the Board based on the review and discussion described in paragraphs (e)–(g) above, whether the financial statements should be included in the Annual Report on Form 10-K.

(i) Review and discuss the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the independent auditor or management.

(j) Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program.

(k) Review and discuss corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies. Such review and discussion may be done generally, and the Audit Committee need not review and discuss each earnings press release or each instance of earnings guidance.

(l) Oversee the Company’s policies and practices with respect to risk assessment and risk management.

(m) Establish procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

(n) Establish policies for the hiring of employees and former employees of the independent auditor.

(o) Annually evaluate the performance of the Audit Committee and the adequacy of the Committee’s charter.

(p) Produce an Audit Committee report as required by the SEC to be included in the Company’s annual proxy statement filed with the SEC.

3. Outside Advisors. The Audit Committee will have the authority to retain such outside counsel, registered public accounting firm, experts and other advisors as it determines appropriate to assist it in the full performance of its functions and shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to any such advisors.

4. Meetings. The Audit Committee shall meet at least four times per year, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall meet separately in executive session, periodically, with each of management, the principal internal auditor of the Company and the independent auditor. The majority of the members of the Audit Committee constitutes a quorum. The Audit Committee shall report regularly to the full Board with respect to its meetings.

ADOPTED BY THE BOARD OF DIRECTORS ON MARCH 24, 2011.

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APPENDIX B

DUCOMMUN INCORPORATED

2013 STOCK INCENTIVE PLAN

(Amended and Restated March 18, 2015)

Section 1. PURPOSE OF PLAN

The purpose of the 2013 Stock Incentive Plan (the “Plan”) of Ducommun Incorporated, a Delaware corporation (the “Corporation”), is to enable the Corporation and its subsidiaries to attract, retain and motivate their employees and nonemployee directors by providing for or increasing the proprietary interests of such persons in the Corporation.

Section 2. PERSONS ELIGIBLE UNDER PLAN

Any person who is a current or prospective employee or a nonemployee director of the Corporation or any of its subsidiaries (a “Participant”) shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

Section 3. AWARDS

(a) The Board of Directors and/or the Committee (as hereinafter defined), on behalf of the Corporation, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock, par value $.01 per share, of the Corporation (“Common Shares”) or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the “grant” of an “Award.”

(b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, restricted stock units, stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

(c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Board of Directors and/or the Committee, including, without limitation, services rendered by the recipient of such Award.

(d) Subject to the provisions of this Plan, the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

(i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Corporation, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

(A) the delivery of previously owned shares of capital stock of the Corporation (including “pyramiding”) or other property, provided that the Corporation is not then prohibited from purchasing or acquiring shares of its capital stock or such other property,

(B) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award, or

(C) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee.

(ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Board of Directors and/or the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Corporation, an acquisition of a specified percentage of the voting power of the Corporation, the dissolution or liquidation of the Corporation, a sale of substantially all of the property and assets of the Corporation or an event of the type described in Section 7 hereof; or

(iii) a provision required in order for such Award to qualify as an incentive stock option (“Incentive Stock Option”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that the recipient of such Award is eligible under the Code to receive an Incentive Stock Option.

(e) Notwithstanding anything herein to the contrary, with respect to stock options and stock appreciation rights issued under the Plan, the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine the exercise or base price per Common Share subject to such Awards, which, in no event will be less than the Fair Market Value (as defined below) of the Common Shares on the date of grant; provided, however, that the exercise or base price per Common Share with respect to a stock option or stock appreciation right that is granted in connection with a merger or other acquisition as a substitute or replacement award for options and/or stock appreciation rights held by employees or directors of the acquired entity may be less than 100% of the Fair Market Value of the Common Shares on the date such Award is granted if such exercise or base price is based on an adjustment method or formula set forth in the terms of the awards held by such individuals or in the terms of the agreement providing for such merger or other acquisition. For purposes of the Plan, the term “Fair Market Value” means, as of any given date, the closing sales price on such date (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Common Shares on the New York Stock Exchange Composite Tape.

(f) The Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine the term of each stock option and stock appreciation right awarded under the Plan, which in no case shall exceed a period of ten (10) years from the date of grant.

(g) Other than in connection with a change in the Corporation’s capitalization (as described in Section 7), at any time when the exercise or base price of a stock option or stock appreciation right is above the Fair Market Value of a Common Share, the Corporation shall not, without shareholder approval (i) reduce the exercise or base price of such stock option or stock appreciation right, (ii) exchange such stock option or stock appreciation right for cash, another Award, or a new stock option or stock appreciation right with a lower exercise or base price or (iii) otherwise reprice such stock option or stock appreciation right.

(h) Notwithstanding anything herein to the contrary, the grant, issuance, retention, vesting and/or settlement of restricted stock, restricted stock unit, performance share, performance unit and other similar Awards will occur when and in such installments and/or pursuant to the achievement of such performance criteria, in each case, as the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine. In addition, the performance criteria for any such Awards (or portions thereof) that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified when such Award is granted.

(i) For purposes of the Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: earnings per share (diluted and/or basic), revenue, net profit after tax, gross profit, operating profit, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), cash flow, asset quality, stock price performance, unit volume, return on equity, change in working capital, change in indebtedness or financial leverage, return on capital or shareholder return. To the extent provided for by the Committee at the time an Award is granted, the Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to account for any of the following events that occurs during a performance period: (a) asset write downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; and (e) any extraordinary, non-recurring or other unusual items, either as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year.

Section 4. STOCK SUBJECT TO PLAN

(a) The aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall not exceed 1,040,000, subject to adjustment as provided in Section 7 hereof.

(b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued under this Plan at any time shall equal only the number of Common Shares actually issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Common Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Common Shares are: (i) Common Shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) Common Shares used to pay the exercise or purchase price of a stock option or other Award, (iii) Common Shares delivered to or withheld by the Corporation to pay the withholding taxes related a stock option or stock appreciation right, or (iv) Common Shares repurchased on the open market with the proceeds of a stock option exercise. Common Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Common Shares subject to Awards settled in cash shall not count as Common Shares issued under this Plan.

(c) The aggregate number of shares of Common Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 1,040,000, which number shall be calculated and adjusted pursuant to Section 7 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The aggregate number of Common Shares subject to Awards granted under this Plan during any calendar year to any one nonemployee director shall not exceed 50,000 and to any other one Participant shall not exceed 250,000 (the “Annual Share Limit”), which number shall be calculated and adjusted pursuant to Section 7 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code but which number shall not count any tandem stock appreciation rights granted under the Plan. In addition, if, in any calendar year, all or a portion of the Annual Share Limit is not awarded to a Participant, the unused portion of the Annual Share Limit for such Participant shall also be available for grant to that Participant in subsequent years.

Section 5. DURATION OF PLAN

Awards shall not be granted under this Plan after March 18, 2025. Although Common Shares may be issued after March 18, 2025 pursuant to Awards granted prior to such date, no Common Shares shall be issued under this Plan after March 18, 2035.

Section 6. ADMINISTRATION OF PLAN

(a) This Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation (the “Committee”), or, in the absence of a Committee, the Board of Directors itself. Any power of the Committee may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award otherwise intended to qualify as performance-based compensation under Section 162(m) of the Code not to qualify for such treatment. To the extent that any permitted action taken by the Board of Directors conflicts with action taken by the Committee, the Board of Directors action shall control. The Committee may by resolution or written policy authorize one or more officers of the Corporation to perform any or all things that the Committee is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Committee; provided, however, that the resolution or policy so authorizing such officer or officers shall specify that the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority shall not exceed the annual allotment of shares approved by the Committee, and any such Award shall be subject to the form of award agreement theretofore approved by the Committee. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Corporation or any subsidiary, and/or to one or more agents.

(b) Subject to the provisions of this Plan, the Board of Directors and/or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i) adopt, amend and rescind rules and regulations relating to this Plan;

(ii) determine which persons are Participants and to which of such Participants if any, Awards shall be granted hereunder;

(iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

(iv) determine the extent to which adjustments are required pursuant to Section 7 hereof;

(v) interpret and construe this Plan and the terms and conditions of all Awards granted hereunder; and

(vi) to make all other determinations deemed necessary or advisable for the administration of this Plan.

Section 7. ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Corporation are sold, then, unless the terms of such transaction shall provide otherwise, the Board of Directors and/or the Committee shall make appropriate and proportionate adjustments in (a) the number and type of, and exercise price for, shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan, and (c) the number and type of shares or other securities subject to the individual limits set forth in Section 4 of this Plan.

Section 8. AMENDMENT AND TERMINATION OF PLAN

The Board of Directors may amend or terminate this Plan at any time and in any manner, provided, however, that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto. In addition, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in any award agreement in the manner and to the extent it shall deem desirable to effectuate the purposes of the Plan and the related Award. Notwithstanding the foregoing, no such amendment shall, without the approval of the shareholders of the Corporation:

(a)	increase the maximum number of Common Shares for which Awards may be granted under this Plan;

(b)	reduce the price at which options may be granted below the price provided for in Section 3(e);

(c)	reprice outstanding options or stock appreciation rights;

(d)	extend the term of this Plan;

(e)	change the class of persons eligible to be Participants;

(f)	increase the individual maximum limits in Section 4(c); or

(g)	otherwise amend the Plan in any manner requiring shareholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Shares are traded, listed or quoted.

Section 9. EFFECTIVE DATE OF PLAN

This Plan shall be effective as of March 20, 2013 provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Corporation present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

Section 10. LEGAL REQUIREMENTS

(a) No Common Shares issuable pursuant to an Award shall be issued or delivered unless and until, in the opinion of counsel for the Corporation, all applicable requirements of federal, state and other securities laws, and the regulations promulgated thereunder, and any applicable listing requirements of any stock exchange on which shares of the same class are then listed, shall have been fully complied with. The Corporation shall not be required to register in a Participant’s name or deliver any Common Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Corporation is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, the Corporation and its subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Common Shares as to which such requisite authority shall not have been obtained. No Award shall be exercisable and no Common Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Shares underlying such Award is effective and current or the Corporation has determined that such registration is unnecessary.

(b) It is the Corporation’s intent that the Plan shall comply in all respects with Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time. If any provision of the Plan is found not to be in compliance with Rule 16b-3 of the Exchange Act, such provision shall be null and void.

(c) The Committee may provide that the Common Shares issued upon exercise of an Award or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Award or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Corporation equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Corporation in order to satisfy tax withholding or other obligations.

Section 11. MISCELLANEOUS

(a) Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of retention shares or stock options otherwise than under this Plan or an arrangement not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

(b) This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

(c) Nothing in this Plan or an Award agreement shall interfere with or limit in any way the right of the Corporation, its subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Corporation at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Corporation, any subsidiary and/or its affiliates. Subject to Sections 5, 8 and 9, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Corporation, its subsidiaries and/or its affiliates.

(d) Except as otherwise provided by the Committee in the Award agreement, Awards may be forfeited if the Participant terminates his or her employment with the Corporation, a subsidiary or an affiliate for any reason.

(e) To the extent any payment under this Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Corporation with respect to all arrangements subject to Section 409A of the Code) upon “separation from service” (within the meaning of Section 409A of the Code) before the date that is six months after the specified employee’s separation from service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s separation from service (or, if earlier, as soon as administratively practicable after the specified employee’s death).

(f) The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Corporation with respect to their Awards. If the Committee or the Corporation chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Corporation in the event of its bankruptcy or insolvency.

(g) All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

(h) Subject to the terms and conditions of the Plan, the Committee may provide that any Participant and/or any Award, including any Common Shares subject to an award, will be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Corporation from time to time.

DUCOMMUN INCORPORATED IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of Directors: For Withhold For Withhold + 01 - Gregory S. Churchill 02 - Anthony J. Reardon For Against Abstain For Against Abstain 2. Advisory resolution on named executive compensation 3. Amended and Restated 2013 Stock Incentive Plan. 4. Ratification of the selection of PricewaterhouseCoopers LLP 5. In their discretion, the Proxies are authorized to vote upon as the Corporation’s independent accountants such other business as may properly come before the meeting. B Non-Voting Items Change of Address Please print new address below. Comments Please print your comments below. C Authorized Signatures This section must be completed for your vote to be counted. Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) Please print date below. Signature 1 Please keep signature within the box. Signature 2 Please keep signature within the box. 23B V + 022S6A

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2014 Annual Report to Shareholders are available at: www.edocumentview.com/dco q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Ducommun Incorporated PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 27, 2015 The undersigned hereby appoints JAMES S. HEISER and ROSE F. ROGERS, and each of them (with full power to act without the other), the agents and proxies of the undersigned, each with full power of substitution, to represent and to vote, as specified below, all of the shares of Common Stock of Ducommun Incorporated, a Delaware corporation, held of record by the undersigned on April 9, 2015, at the Annual Meeting of Shareholders to be held on May 27, 2015, and at any adjournments or postponements thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. This proxy may be revoked at any time prior to the voting thereof. All other proxies heretofore given by the undersigned are hereby expressly revoked. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. (Continued and to be marked, dated and signed, on the other side)